                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                                                         INVESTMENT NUMBER 11090


                                 LOAN AGREEMENT

                                     between

                           VAALCO GABON (ETAME), INC.

                                       and

                        INTERNATIONAL FINANCE CORPORATION

                              Dated April 19, 2002

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

                                TABLE OF CONTENTS

Article or
 Section       Item                                       Page No.
----------     ----                                       --------

ARTICLE I ........................................................1

 Definitions and Interpretation ..................................1
   Section 1.01.  General Definitions ............................1
   Section 1.02.  Financial Definitions .........................23
   Section 1.03.  Financial Calculations ........................28
   Section 1.04.  Interpretation ................................29
   Section 1.05.  Business Day Adjustment .......................29

ARTICLE II ......................................................30

 The Project, Project Cost and Financial Plan ...................30
   Section 2.01.  The Project ...................................30
   Section 2.02.  Project Cost and Financial Plan ...............30

ARTICLE III .....................................................31

 The Loan .......................................................31
   Section 3.01.  The Loan ......................................31
   Section 3.02.  Disbursement Procedure ........................31
   Section 3.03.  Interest ......................................31
   Section 3.04.  Default Rate Interest .........................33
   Section 3.05.  Repayment .....................................33
   Section 3.06.  Prepayment ....................................34
   Section 3.07.  Fees ..........................................36
   Section 3.08.  Currency and Place of Payments ................36
   Section 3.09.  Allocation of Partial Payments ................37
   Section 3.10.  Increased Costs ...............................37
   Section 3.11.  Unwinding Costs ...............................37
   Section 3.12.  Suspension or Cancellation by IFC .............38
   Section 3.13.  Cancellation by Borrower ......................38
   Section 3.14.  Taxes .........................................39
   Section 3.15.  Expenses ......................................39

ARTICLE IV ......................................................41

 Representations and Warranties .................................41
   Section 4.01.  Representations and Warranties ................41
   Section 4.02.  IFC Reliance ..................................45

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                                     - ii -

Article or
 Section          Item                                     Page No.
----------        ----                                     --------

ARTICLE V .......................................................45

CONDITIONS OF DISBURSEMENT ......................................45

   Section 5.01.  Conditions of First Disbursement...............45
   Section 5.02.  Conditions of All Disbursements ...............48
   Section 5.03.  Borrower's Certification ......................50
   Section 5.04.  Conditions for IFC Benefit ....................50

ARTICLE VI ......................................................51

 Particular Covenants ...........................................51
   Section 6.01.  Affirmative Covenants .........................51
   Section 6.02.  Negative Covenants ............................54
   Section 6.03.  Reporting Requirements ........................58
   Section 6.04.  Insurance .....................................63
   Section 6.05.  IFC Base Case .................................66

ARTICLE VII .....................................................66

 Events of Default ..............................................66
   Section 7.01.  Acceleration after Default ....................66
   Section 7.02.  Events of Default .............................66
   Section 7.03.  Bankruptcy ....................................71

ARTICLE VIII ....................................................71

 Miscellaneous ..................................................71
   Section 8.01.  Saving of Rights ..............................71
   Section 8.02.  Notices .......................................72
   Section 8.03.  English Language ..............................73
   Section 8.04.  Term of Agreement .............................73
   Section 8.05.  Applicable Law and Jurisdiction ...............73
   Section 8.06.  Disclosure of Information .....................75
   Section 8.07.  Successors and Assignees ......................75
   Section 8.08.  Amendments, Waivers and Consents ..............75
   Section 8.09.  Counterparts ..................................75
   Section 8.10.  Severability ..................................76
   Section 8.10.  Rights of Third Parties .......................76

ANNEX A .........................................................77

 MINIMUM INSURANCE REQUIREMENTS .................................77

SCHEDULE 1 ......................................................85

 FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY ................85

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                                     - iii -

Article or
 Section          Item                                     Page No.
----------        ----                                     --------

SCHEDULE 2 ......................................................87

 FORM OF REQUEST FOR DISBURSEMENT ...............................87

SCHEDULE 3 ......................................................92

 FORM OF LOAN DISBURSEMENT RECEIPT ..............................92

SCHEDULE 4 ......................................................93

 FORM OF SERVICE OF PROCESS LETTER ..............................93

SCHEDULE 5 ......................................................95

 FORM OF LETTER TO BORROWER'S AUDITORS ..........................95

SCHEDULE 6 ......................................................97

 FORM OF PROGRESS REPORT RE:  PROJECT IMPLEMENTATION ............97

SCHEDULE 7 ......................................................98

 INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF .................98
 OPERATIONS .....................................................98

                                 LOAN AGREEMENT

     AGREEMENT, dated April ___, 2002, between:

     (1) VAALCO GABON (ETAME), INC., a corporation organized and existing under the laws of the State of Delaware, the United States of America (the "Borrower"); and

     (2) INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Republic of Gabon ("IFC").

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     Section 1.01. General Definitions. Wherever used in this Agreement, the following terms have the meanings opposite them:

"1818 Fund"                         1818 Fund II, L.P., a limited partnership
                                    organized and existing under the laws of Delaware;

"1818 Fund Subordination
 Agreement"                         the agreement entitled "Subordination and
                                    Intercreditor Agreement" dated on or about the date of this Agreement between the Sponsor, the 1818 Fund and IFC;

"Accidental Discharge
 Prevention and Oil Spill
 Contingency Plan"                  an accidental discharge prevention plan and
                                    an oil spill contingency plan to be prepared by Tinworth Limited in accordance with the FPSO Contract, and acceptable to IFC, to prevent unintentional discharges of gas, liquids and solids to the environment; and that includes details of training and drills;

"Accounting Principles"             United States Generally Accepted Accounting
                                    Principles (US-GAAP) promulgated by the
                                    Financial and Accounting Standards Board,

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                                      - 2 -

                                    together with its pronouncements thereon from time to time, and applied on a consistent basis;

"Affiliate"                         in respect of any Person, any other Person
                                    directly or indirectly Controlling,
                                    Controlled by or under common Control with, such Person;

"Affiliate Loans"                   any loan provided to the Borrower by any of
                                    its Affiliates, including the Sponsor, each of which loans shall be unsecured and subordinated to the Loan on terms and conditions satisfactory to IFC;

"Agreed Environmental
 and Social Requirements"           (i)   the Environmental, Health and Safety
                                          Guidelines;

                                    (ii)  the Environmental and Social Policies;

                                    (iii) the Environmental Review Summary;

                                    (iv)  the Environmental Impact Assessment;
                                          and

                                    (v)   the Environmental Plans, once such
                                          plans have been prepared and submitted
                                          to IFC in accordance with this
                                          Agreement;

"Annual Monitoring
 Report" the report to be submitted to IFC pursuant to Section 6.03 (d) of this Agreement, in the form provided by Patricia Miller of IFC's Environment and Social Division, with a cover letter dated November 9, 2001, and as accepted by the Borrower, by the letter of its President dated February 21, 2002, which form is incorporated herein by reference and which may be updated from time to time in accordance with Section 6.01(r);

"Auditors"                          Deloitte Touche or such other firm that the
                                    Borrower appoints from time to time as its auditors pursuant to Section 6.01 (d)
                                    (Affirmative Covenants);

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                                      - 3 -

"Authority"                         any national, supranational, regional or
                                    local government or governmental,
                                    administrative, fiscal, judicial, or
                                    government-owned body, department,
                                    commission, authority, tribunal, agency or entity, or central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

"Authorization"                     any consent, registration, filing,
                                    agreement, notarization, certificate,
                                    license, approval, permit, authority or
                                    exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors' and stockholders' approvals or consents;

"Authorized Investments"            (a)   cash in hand and/or time deposits in
                                          Dollars with the VAALCO Accounts Bank
                                          or the Escrow Account Bank, as the
                                          case may be;

                                    (b)   Dollar-denominated commercial paper
                                          maturing in 270 days or less from the
                                          date of issuance which at the time of
                                          acquisition is rated A-1 or better by
                                          Standard & Poor's Ratings Group or P-1
                                          or better by Moody's Investor Service,
                                          Inc.; and

                                    (c)   Dollar-denominated bank instruments
                                          maturing within one year after their
                                          acquisition, issued by Eligible Banks;

"Authorized Representative"         any natural person who is duly authorized by
                                    the Borrower to act on its behalf for the purposes specified in, and whose name and a specimen of whose signature appear on, the Certificate of Incumbency and Authority most recently delivered by the Borrower to IFC;

"Business Day"                      a day when banks are open for business in
                                    New York, New York or, solely for the
                                    purpose of determining the Interest Rate other than pursuant to Section 3.03 (d) (ii)
                                    (Interest), London, England;

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                                      - 4 -

"CEMAC"                             the Central African Economic and Monetary
                                    Community;

"Certificate of Incumbency
  and Authority"                    a certificate provided to IFC by the
                                    Borrower in the form of Schedule 1;

"Charter"                           (i) with respect to the Borrower, the
                                    articles of incorporation and bylaws and/or such other constitutive documents, howsoever called, or (ii) with respect to any Person
                                    (other than a natural person or the
                                    Borrower), the articles of incorporation and bylaws and/or such other constitutive documents, howsoever called, of that Person;

"Coflexip Contracts"                the Fabrication and Installation Contracts
                                    (Flowlines/Connectors) between (i) the
                                    Borrower and Coflexip Stena Offshore
                                    International, and (ii) the Borrower and Coflexip Stena Offshore Ltd, each of which is dated as of February 19, 2002;

"Control"                           the power to direct the management or
                                    policies of a Person, directly or
                                    indirectly, whether through the ownership of shares or other securities, by contract or otherwise, provided that the direct or indirect ownership of fifty-one per cent
                                    (51%) or more of the voting share capital of a Person is deemed to constitute control of that Person, and "Controlling" and
                                    "Controlled" have corresponding meanings;

"Crude Sharing Agreement"           any agreement entered into between the
                                    Operator and a Project Partner pursuant to
                                    Section 6.01 (aa);

"Cuttings/Mud
 Disposal Plan"                     a cuttings/mud disposal plan to be prepared
                                    by the Drilling Contractor, and acceptable to IFC, detailing how and where disposal will take place;

"Debenture"                         the agreement entitled "Debenture" dated on
                                    or about the date of this Agreement between the Borrower and IFC;

"Delaware"                          the State of Delaware, United States of
                                    America;

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                                      - 5 -

"Derivative Transaction"            any swap agreement, cap agreement, collar
                                    agreement, futures contract, forward
                                    contract or similar arrangement with respect to interest rates, currencies or commodity prices;

"Development Plan"                  the development and production program
                                    relating to the EEA submitted by the
                                    Borrower and approved by the GOG on November
                                    8, 2001, providing for completion of three of the four existing wells and the construction of production facilities and the installation of an FPSO;

"Disbursement"                      any disbursement of the Loan;

"Dollars" and "$"                   the lawful currency of the United States of
                                    America;

"Drilling Contract"                 at any time, the agreement entered into by
                                    the Borrower for drilling activities
                                    conducted for the Project, the first of
                                    which is dated February 25, 2002 and is
                                    between the Borrower and TransOcean Offshore
                                    International Ventures Ltd., which is duly organized and existing under the laws of the Cayman Islands;

"Drilling Contractor"               at any time, the contractor under the
                                    Drilling Contract then in effect;

"Eligible Bank"                     a bank in England, with an office in London,
                                    having capital, surplus and undistributed profits of at least US$500,000,000 (or the equivalent thereof in any other currency) and a long-term debt rating of A or better by Standard & Poor's Ratings Group or A3 or better by Moody's Investors Service, Inc.;

"Environmental Plans"               the Accidental Discharge Prevention and Oil
                                    Spill Contingency Plan, the Cuttings/Mud
                                    Disposal Plan, the Hazardous Material and
                                    Waste Management Plan and the Health and
                                    Safety Plan for Drilling Activities;

"Environmental and

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                                      - 6 -

Social Policies"                    IFC Operating Policy 4.01 Environmental
                                    Assessment Policy (October 1998), IFC Policy
                                    Statement on Child and Forced Labor (March
                                    1998), and the Policy on Disclosure of
                                    Information (September 1998), copies of
                                    which have been delivered to, and receipt of which has been acknowledged by, the Borrower by letter dated October 8, 2001, which policies are incorporated herein by reference;

 "Environmental, Health
  and Safety Guidelines"            Offshore Oil and Gas Guideline, December 22,
                                    2000 and General Health and Safety
                                    Guideline, July 1, 1998, copies of which have been delivered to, and receipt of which have been acknowledged by, the Borrower by letter dated October 8, 2001, which policies are incorporated herein by reference;

"Environmental Impact
 Assessment" or "EIA"               the Environmental Impact Assessment, Etame
                                    Marine Permit, Gabon, September 2001,
                                    prepared by Sound Environmental Solutions,
                                    Inc. on behalf of the Borrower;

"Environmental Review
 Summary" or "ERS"                  the Environmental Review Summary dated
                                    October 15, 2001 prepared by IFC and
                                    approved by the Borrower;

"Escrow Account
 Agreement"                         an agreement dated on or about the date of
                                    this agreement between IFC, the Sponsor and the Escrow Account Bank called the "Escrow
                                    Account Agreement" pursuant to which the Sponsor Escrow Account will be established, operated and maintained;

"Escrow Account Bank"               JP Morgan Chase Bank, London Branch, with
                                    which the Sponsor Escrow Account will be established, operated and maintained under the Escrow Account Agreement, or such successor entity as may be appointed pursuant to the Escrow Account Agreement;

"Etame Accounts"                    the Etame Revenue Account, the Etame
                                    Operating Account and the Tinworth Escrow
                                    Account;

"Etame Accounts
 Agreement"                         the agreement entitled the "Etame Field
                                    Trustee and Paying Agent Agreement" dated on or about the date of this Agreement, between the Borrower and the Etame Accounts Bank, pursuant to which the Etame Accounts will be established, operated and maintained;

"Etame Accounts Bank"               JP Morgan Chase Bank, London Branch, with
                                    which the Etame Accounts will be
                                    established, operated and maintained under the Etame Accounts Agreement, or such successor entity as may be appointed pursuant to the Etame Accounts Agreement;

"Etame Field"                       the area 45 kilometers offshore of the
                                    southern coast of Gabon identified as the "Delimited Area" (Zone Delimitee) in the
                                    PSC, which contains hydrocarbon
                                    accumulations, in relation to which the EEA has been granted by GOG;

"Etame Field Assets"                all of the Borrower's right, title and
                                    interest (except for those arising solely in its capacity as the Operator) in the present and future assets used in connection with the development, maintenance and/or operation of the Etame Field;

"Etame Operating
 Account" an interest-bearing account to be established, operated and maintained by the Borrower with the Etame Accounts Bank, in accordance with the Etame Accounts Agreement into which from time to time amounts remaining in Etame Revenue Account after payment of the GOG's share shall be deposited and from which the fees for the Etame Accounts Bank shall be paid and Tinworth Escrow Account shall be funded and maintained, with the balance being distributed to the Project Partners in accordance with their pro rata shares under the JOA;

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                                      - 8 -

"Etame Revenue Account"             an interest-bearing account to be
                                    established, operated and maintained by the Borrower with the Etame Accounts Bank, in accordance with the Etame Accounts
                                    Agreement, into which gross proceeds from the export sales of oil from the Etame Field shall be deposited and from which GOG's share of such revenue shall be paid;

"Event of Default"                  any one of the events specified in Section
                                    7.02 (Events of Default);

"Exclusive Exploitation
 Authorization" or "EEA"            the Exclusive Exploitation Authorization
                                    granted to the Borrower with respect to the Etame Field through an edict by the Minister in charge of Mines, Energy, Petroleum and Hydraulic Resources of Gabon on July 17,
                                    2001, for a term of at least ten (10) years;

"Existing Assets"                   the value of assets listed in the Project
                                    Cost Account up to a maximum of $9.36
                                    million for the Borrower's share of costs associated with the exploration and development of the Etame Field;

"Financial Plan"                    the proposed sources of financing for the
                                    Project set out in Section 2.02 (b) (Project
                                    Cost and Financial Plan);

"First Sale of Production"          the date on which proceeds from the sale of
                                    production from the Etame Field are first received in the Etame Revenue Account;

"Fiscal Quarter"                    any consecutive three-month period ending on
                                    March 31, June 30, September 30 and December
                                    31, which may be changed from time to time as a result of permitted changes to the Borrower's or Sponsor's respective Fiscal
                                    Years, as the case may be;

"Fiscal Year"                       the accounting year of the Borrower or the
                                    Sponsor, commencing each year on January 1 and ending on the following December 31, or such other period as the Borrower or the Sponsor, as the case may be, with IFC's consent, from time to time designates as its accounting year;

"FPSO" a registered floating production storage and offloading tanker facility and its mooring system;

"FPSO Contract"                     the Contract for the Provision and Operation
                                    of an FPSO for the Etame Field dated August
                                    20, 2001;

"Fred. Olsen Guarantee"             the Guarantee dated September 14, 2001,
                                    issued by Fred. Olsen Energy ASA and Prosafe
                                    ASA, jointly and severally, in favor of the Borrower guaranteeing the obligations of
                                    Tinworth Limited under the FPSO Contract;

"Full Field Development
 Plan" the document prepared by the Borrower and submitted to IFC for its approval prior to date of this Agreement that describes the activities of the full development of the Etame Field;

"Gabon"                             Republic of Gabon;

"GOG"                               the government of the Republic of Gabon;

"Guarantee  Agreement"              the agreement entitled "Guarantee Agreement"
                                    dated on or about the date of this Agreement between the Sponsor and IFC;

"Hazardous Material and
 Waste Management Plan"             a hazardous material and waste management
                                    plan to be prepared by Tinworth Limited in accordance with the FPSO Contract;

"Health and Safety Plan
 for Drilling Activities"           health and safety plans to be prepared by
                                    the Drilling Contractor in accordance with the Drilling Contract;

"IFC's Base Case"                   the cash flow forecast calculated in
                                    accordance with the financial model agreed between the Borrower and IFC on April 1, 2002, which shall be updated by the Borrower in accordance with Section 6.05;

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                                     - 10 -

"Increased Costs"                   the net incremental costs of, or reduction
                                    in return to, IFC in connection with the making or maintaining of the Loan that result from any change in any applicable law or regulation or directive (whether or not having force of law) or in its interpretation or application by any
                                    Authority charged with its administration that, after the date of this Agreement, imposes on IFC any condition regarding the making or maintaining of the Loan;

"Increased Costs
 Certificate"                       a certificate provided from time to time by
                                    IFC certifying the amount of, and
                                    circumstances giving rise to, the Increased
                                    Costs;

"Independent Engineer"              Netherland Sewell and Associates, Inc.
                                    (NSAI) or other such independent reservoir engineer based in the United States with a good reputation in the international oil and gas industry, as IFC may appoint from time to time to carry out the Reserve
                                    Certification and other services reasonably required by IFC (the fees and expenses of all of which services shall be for the account of the Borrower);

"Interest Determination
 Date"                              except as otherwise provided in Section 3.03
                                    (d) (ii) (Interest), the second Business Day before the beginning of each Interest Period;

"Interest Payment Date"             March 15, June 15, September 15 or December
                                    15 in any year;

"Interest Period"                   each period of three (3) months, in each
                                    case beginning on an Interest Payment Date and ending on the day immediately before the next following Interest Payment Date, except in the case of the first period applicable to each Disbursement when it means the period beginning on the date on which that Disbursement is made and ending on the day immediately before the next following
                                    Interest Payment Date;

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                                     - 11 -

"Interest Rate"                     for any Interest Period, the rate at which
                                    interest is payable on the Loan during that Interest Period, determined in accordance with Section 3.03 (Interest);

"Joint Operating
Agreement" or "JOA"                 the Joint Operating Agreement dated April 4,
                                    1997, between the Borrower and the other
                                    Project Partners, as amended January 15,
                                    2001;

"LIBOR" the British Bankers' Association ("BBA") interbank offered rates for deposits in Dollars which appear on the relevant page of the Telerate Service (currently page 3750) or, if not available, on the relevant pages of any other service (such as Reuters Service or Bloomberg Financial Markets Service) that displays such BBA rates; provided that if BBA for any reason ceases (whether permanently or temporarily) to publish interbank offered rates for deposits in Dollars, "LIBOR" shall mean the rate determined pursuant to Section 3.03 (d) (Interest);

"Lien" any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or banker's lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

"Loan"                              the loan specified in Section 3.01 (The
                                    Loan) or, as the context requires, its
                                    principal amount from time to time
                                    outstanding;

"Marketing Contract"                at any time, the agreement entered into by
                                    the Borrower for the marketing and
                                    transportation of the Borrower's share of the oil produced from the Etame Field, substantially in the form delivered to IFC as a condition of Disbursement in accordance with Section 5.01(a)(ii);

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                                     - 12 -

"Material Adverse Effect"           a material adverse effect on:

                                    (i)   the Borrower or the Sponsor or their
                                          respective assets or properties;

                                    (ii)  the Borrower's or Sponsor's business
                                          prospects or financial condition;

                                    (iii) the implementation of the Project or
                                          the Financial Plan; or

                                    (iv)  the ability of the Borrower or the
                                          Sponsor to comply with their
                                          respective obligations under this
                                          Agreement or any other Transaction
                                          Document or Project Document;

"Material Contracts"                the PSC, the JOA, the FPSO Contract, the
                                    Fred. Olsen Guarantee, the Marketing
                                    Contracts in effect from time to time, the EEA, the Drilling Contract and the Etame
                                    Accounts Agreement;

"Minimum Escrow
 Amount" on any calculation date, the aggregate amount of all Disbursements made under the Loan, including on the date of any Disbursement, the amount of such requested Disbursement;

"Minimum Retention
 Amount" on any calculation date, the aggregate of all scheduled amounts of principal, interest and fees payable in respect of the Loan during the next three (3) months or, if no such payment is due, the aggregate of all scheduled amounts of principal, interest and fees payable on the next occurring scheduled date for repayment of principal of the Loan;

"MOF Loan
Authorization"                      the Authorization of the Minister of Finance
                                    of Gabon of the financing contemplated by this Agreement, in form and substance acceptable to IFC;

"MOH Loan
Authorization"                      the Authorization of the Minister of Mines,
                                    Energy, Petroleum and Hydraulic Resources of
                                    Gabon of the financing contemplated by this Agreement, in form and substance acceptable to IFC;

"Non-Project Activity"              any activity other than the Project, carried
                                    on in Gabon or elsewhere by the Borrower
                                    (either alone or in association with a third party);

"Officer"                           any of the President, Chief Executive
                                    Officer, Chief Financial Officer or Chief
                                    Operating Officer (or their functional
                                    equivalents) of the Borrower or the Sponsor, as the case may be;

"Official"                          any officer of a political party or
                                    candidate for political office in Gabon or any officer or employee (i) of the GOG
                                    (including any legislative, judicial,
                                    executive or administrative department,
                                    agency or instrumentality thereof), (ii) of any local Authority in Gabon or (iii) of a public international organization;

"Operator"                          the party designated as such pursuant to the
                                    PSC and the JOA, which, as of the date of this Agreement, is the Borrower;

"Person" any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

"PanAfrican Gabon"                  PanAfrican Energy Gabon Corporation, a
                                    company incorporated under the laws of
                                    Delaware;

"Phase One
Completion Date"                    the last day of the month on which IFC
                                    notifies the Borrower in writing that, based on the Borrower's own certification and, if IFC so requires, concurring certifications from the Auditors (in the case of subparagraph (g) below) and the Independent
                                    Petroleum Engineer (in the case of
                                    subparagraph (c) below), IFC is reasonably satisfied that the following are true:

                                    (a)   in accordance with the Development
                                          Plan, the Borrower has properly
                                          reentered and completed three (3) of
                                          the four (4) existing wells and
                                          constructed and/or installed all
                                          associated facilities needed to
                                          achieve the extraction of oil from the
                                          Etame Field, and these facilities have
                                          passed all relevant commissioning and
                                          other tests in accordance with good
                                          international oil industry practice
                                          and are fully operational;

                                    (b)   the oil produced per day from such
                                          three (3) wells has averaged 14,250
                                          barrels for the previous 90 days and
                                          oil sold per day from such three (3)
                                          wells has averaged 9,500 barrels for
                                          the previous 60 days;

                                    (c)   the Proved Reserves and Proved
                                          Developed Reserves of Etame Field, as
                                          certified by the Independent Engineer
                                          are at least 30 million barrels and
                                          16.5 million barrels, respectively,
                                          each amount adjusted, if necessary, to
                                          include any oil produced from the
                                          Etame Field prior to date of such
                                          Reserve Certification;

                                    (d)   there shall be no outstanding claims
                                          by contractors for amounts which
                                          payment is due and owing in respect of
                                          the construction and installation of
                                          the facilities described in the
                                          Development Plan (other than claims
                                          being contested in good faith and with
                                          respect to which adequate reserves
                                          have been set aside);

                                    (e)   all sites, equipment and facilities
                                          described in the Development Plan have
                                          been acquired, developed, constructed
                                          and become fully operational in
                                          accordance with the relevant
                                          provisions of the Agreed

                                          Environmental and Social Requirements
                                          in all respects;

                                    (f)   the Environmental Plans shall have
                                          been implemented;

                                    (g)   the VAALCO Retention Account shall
                                          have a balance equal to at least the
                                          Minimum Retention Amount;

                                    (h)   all Authorizations required in the
                                          reasonable opinion of IFC (including
                                          the necessary approvals from the GOG
                                          and/or CEMAC, if any) for the normal
                                          operation of the Project and the
                                          performance by each of the Borrower
                                          and the Sponsor of their respective
                                          obligations under the Transaction
                                          Documents and the Project Documents
                                          shall have been obtained and remain in
                                          full force and effect;

                                    (i)   no Event of Default or Potential Event
                                          of Default shall have occurred and be
                                          continuing;

                                    (j)   the Minimum Levels for DSCR, LOL and
                                          LOF for all years covered by the IFC
                                          Base Case shall have been achieved;

                                    (k)   a Marketing Contract, satisfactory to
                                          IFC, shall have been executed and be
                                          in effect;

                                    (l)   all the Security shall have been duly
                                          created and perfected at least one (1)
                                          month prior to the First Sale of
                                          Production and shall have remained
                                          perfected;

                                    (m)   the Borrower shall have delivered a
                                          notice, signed by an Authorized
                                          Representative, certifying to IFC that
                                          the requirements of paragraphs (a)
                                          through (l) above have been fulfilled;
                                          and if IFC so requires, at the
                                          Borrower's cost and expense,
                                          concurring certifications from the
                                          Auditors (as to
                                          paragraph (g) and the Independent
                                          Engineer (as to paragraph (c));

"Pledge of Shares"                  the agreement entitled "Pledge of Shares
                                    Agreement" dated on or about the date of this Agreement among the Borrower, the Sponsor and IFC;

"Potential Event
 of Default"                        any event or circumstance which would, with
                                    notice, lapse of time, the making of a
                                    determination or any combination thereof, become an Event of Default;

"Production Sharing
 Contract" or "PSC"                 the Exploration and Production Sharing
                                    Contract dated as of July 7, 1995, between the Government of Gabon and the Borrower and PanAfrican Gabon (under its former name
                                    VAALCO Energy (Gabon), Inc.), collectively as the Contractor, as amended by an undated agreement between the Government of Gabon and the Borrower with retroactive effect to July 7, 2001;

"Prohibited Payments"               any offer, gift, payment, promise to pay or
                                    authorization of the payment of any money or anything of value, directly or indirectly, to or for the use or benefit of any Official
                                    (including to or for the use or benefit of any other Person if the Borrower or Sponsor knows, or has reasonable grounds for believing, that the other Person would use such offer, gift, payment, promise or authorization of payment for the benefit of any such Official), for the purpose of influencing any act or decision or omission of any Official in order to obtain, retain or direct business to, or to secure any improper benefit or advantage for, the Borrower, its Affiliates or any other
                                    Person; provided that any such offer, gift, payment, promise or authorization of payment shall not be considered a Prohibited Payment if, in IFC's reasonable opinion, it (i) is lawful under applicable written laws and regulations or (ii) is made for the purpose of expediting or securing the performance of a routine governmental action (as such term is construed under applicable law);

"Project"                           the project described in Section 2.01 (The
                                    Project);

"Project Cost Account"              the account of all recoverable costs as
                                    permitted under Section 26.10 of the PSC incurred by the Borrower in the development of the Etame Field on or before September
                                    30, 2001, and submitted to IFC on April 3,
                                    2002;

"Project Documents"                 (a)  the Production Sharing Contract;

                                    (b)   the Joint Operating Agreement;

                                    (c)   the FPSO Contract;

                                    (d)   the Fred. Olsen Guarantee

                                    (e)   the Purchase Order (subsea trees)
                                          between the Borrower and Kvaerner
                                          Oilfield Products dated October 10,
                                          2001;

                                    (f)   the Coflexip Contracts;

                                    (g)   the Drilling Contract, in effect from
                                          time to time;

                                    (h)   the Management Contract between the
                                          Borrower and Mustang Engineering dated
                                          August 8, 2001;

                                    (i)   the Marketing Contract, in effect from
                                          time to time;

                                    (j)   the Etame Accounts Agreement;

                                    (k)   the Exclusive Exploitation
                                          Authorization; and

                                    (l)   the Crude Sharing Agreements, in
                                          effect from time to time, if any;

"Project Partners"                  at any time, the Borrower and the other
                                    Parties (as such term is defined in the JOA) under the JOA, which, as of the date of this Agreement, are: PanAfrican Gabon, Sasol
                                    Petroleum International (Pty) Ltd.,
                                    PetroEnergy Resources Corporation, Nissho
                                    Iwai Corporation, Western Atlas Afrique Ltd.
                                    and the Government of Gabon/Energy Africa;

"Proved Developed
 Reserves"                          at any date, those Proved Reserves that are
                                    expected to be recovered from existing wells and installed facilities within the Etame
                                    Field;

"Proved Reserves"                   at any date, the estimated quantities of
                                    hydrocarbons which geological and
                                    engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved
                                    Reserves are limited to those quantities of hydrocarbons which can be estimated, with reasonable certainty, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods (taking into account applicable laws and regulations to which the Borrower is subject);

"Reserve Certification"             the certification of the Etame Field's
                                    Proved Reserves and Proved Developed
                                    Reserves prepared from time to time by the Independent Engineer, including projected capital expenditures, operating expenses, annual production profiles and the economic life of the Etame Field;

"Restricted Payments"               all payments, including interest and
                                    principal, on Affiliate Loans, dividends, transfers of funds and other distributions on share capital (whether in cash, shares, or in kind) and any purchase, redemption or other acquisition of shares by the Borrower;

"Security"                          (a)   a first ranking security interest in
                                          all of the Borrower's proceeds and
                                          receivables relating to and from the
                                          sale of its share

                                          (other than solely in its capacity as
                                          the Operator) of oil production from
                                          the Etame Field;

                                    (b)   a first ranking security interest in
                                          the funds (including any Authorized
                                          Investments made with such funds) held
                                          from time to time in the VAALCO
                                          Accounts;

                                    (c)   an assignment by way of security of
                                          the Borrower's rights, title and
                                          interest (other than solely in its
                                          capacity as the Operator) in and under
                                          the Material Contracts;

                                    (d)   a first ranking security interest over
                                          any and all of the Borrower's rights,
                                          title and interest (other than solely
                                          in its capacity as the Operator) in
                                          all other Etame Field Assets;

                                    (e)   a first ranking security interest over
                                          the funds (including any Authorized
                                          Investments made with such funds) held
                                          in the Sponsor Escrow Account;

                                    (f)   an assignment by way of security of
                                          all rights and claims to any
                                          compensation or other special payments
                                          in respect of the Etame Field other
                                          than those arising in the normal
                                          course of Etame Field operations which
                                          are payable to the Borrower (other
                                          than solely in its capacity as the
                                          Operator) by the GOG or any of its
                                          agencies or by any other party and for
                                          whatever reason;

                                    (g)   assignment by way of security of all
                                          rights, title and interest in and to
                                          the Borrower's share (other than
                                          solely in its capacity as the
                                          Operator) of the Etame Field-related
                                          insurance policies and any proceeds
                                          thereof;

                                    (h)   a first ranking pledge by the Sponsor
                                          of all its shares in the Borrower; and

                                    (i)   an assignment of all Affiliate Loans
                                          by the Sponsor;

 "Security Documents"               the documents providing for the IFC Security
                                    consisting of:

                                    (i)   the Debenture;

                                    (ii)  the Pledge of Shares;

                                    (iii) a letter from the GOG consenting to
                                          the creation of the Security; and

                                    (iv)  the 1818 Fund Subordination Agreement;

"Subordination and  Share
 Retention Agreement"               the agreement entitled "Subordination and
                                    Share Retention Agreement" dated on or about the date of this Agreement between the Borrower, the Sponsor and IFC;

"Sponsor"                           VAALCO Energy Inc., a corporation organized
                                    and existing under the laws of Delaware;

"Sponsor Escrow Account"            an interest-bearing account to be opened and
                                    maintained in the Escrow Account Bank under the Escrow Account Agreement, in which account the Sponsor shall maintain a balance equal to at least the Minimum Escrow Amount as security for the obligations of the Sponsor to IFC under the Guarantee
                                    Agreement;

"Spread" 0.75% per annum until the Phase One Completion Date and beginning on the Phase One Completion Date and thereafter 4.25% per annum;

"Subsidiary"                        with respect to any Person, any entity:

                                    (i)   over 50% of whose capital is owned,
                                          directly or indirectly, by that
                                          Person;

                                    (ii)  for which that Person may nominate or
                                          appoint a majority of the members of
                                          the
                                          board of directors or such other body
                                          performing similar functions; or

                                    (iii) which is otherwise effectively
                                          Controlled by that Person;

"Taxes" any present or future taxes, withholding obligations, duties and other charges of whatever nature levied by any Authority;

"Texas"                             the State of Texas, United States of
                                    America;

"Tinworth Escrow Account"           an interest-bearing account for the benefit
                                    of Tinworth Limited, which shall not have a balance of a principal amount in excess of $2,500,000, to be established, operated and maintained by the Borrower with the Etame
                                    Accounts Bank, in accordance with the Etame
                                    Accounts Agreement;

"Tinworth Limited"                  Tinworth Limited, a company incorporated
                                    under the laws of Bermuda;

"Transaction Documents"             (i)   this Agreement;

                                    (ii)  the Guarantee Agreement;

                                    (iii) the Security Documents;

                                    (iv)  the Subordination and Share Retention
                                          Agreement;

                                    (v)   the VAALCO Accounts Agreement; and

                                    (vi)  the Escrow Account Agreement;

"VAALCO Accounts"                   the VAALCO Retention Account and the VAALCO
                                    Operating Account;

"VAALCO Accounts
 Agreement"                         the agreement entitled "VAALCO Accounts
                                    Agreement" dated the date of this agreement, between IFC, the Borrower and the VAALCO
                                    Accounts Bank, pursuant to which the VAALCO

                                    Accounts will be established, operated and maintained;

"VAALCO Accounts Bank"              JP Morgan Chase Bank, London Branch, with
                                    which the VAALCO Accounts will be
                                    established, operated and maintained under the VAALCO Accounts Agreement, or such successor entity as may be appointed pursuant to the VAALCO Accounts Agreement;

"VAALCO Operating
 Account" an interest-bearing account to be established, operated and maintained by the Borrower with the VAALCO Accounts Bank, into which disbursements of the IFC Loan are to be made and into which the Dollar proceeds of the Borrower's share of the net proceeds generated from the export sales of oil from the Project will be deposited, minus the payment of royalties to the GOG in accordance with the PSC and any other payments required in accordance with the Etame Accounts Agreement;

"VAALCO Retention
 Account" an interest-bearing account to be established, operated and maintained by the Borrower with the VAALCO Accounts Bank, in which a balance equal to at least the Minimum Retention Amount shall be maintained;

"Western Atlas
Agreement"                          the Conveyance of Production Payment from
                                    Western Atlas Afrique, Ltd. to Western Atlas
                                    International, Inc. dated December 29, 2000, and the Stock Purchase Agreement between Western Atlas International, Inc., as seller, and the Borrower, as purchaser, dated January 4, 2001;

"World Bank"                        the International Bank for Reconstruction
                                    and Development, an international
                                    organization established by Articles of
                                    Agreement among its member countries.

     Section 1.02. Financial Definitions. (a) Wherever used in this Agreement, unless the context otherwise requires, the following terms have the meanings opposite them:

"Agreed Oil Price"                  as of any calculation date, the most
                                    recently published World Bank oil price
                                    forecast in constant dollars or, in the
                                    absence thereof, any other oil price to be agreed upon by the Borrower and IFC;

"Current Liabilities"               with respect to the Borrower or the Sponsor,
                                    the aggregate of all liabilities of the
                                    Borrower or the Sponsor, as the case may be, falling due on demand or within one year
                                    (including the portion of Long-term Debt falling due within one year);

"Debt" with respect to the Borrower or the Sponsor, the aggregate of all obligations (whether actual or contingent) of the Borrower or the Sponsor, as the case may be, to pay or repay money including, without limitation:

                                    (i)   all Indebtedness for Borrowed Money;

                                    (ii)  the aggregate amount then outstanding
                                          of all liabilities of any party to the
                                          extent the Borrower or the Sponsor, as
                                          the case may be, guarantees them or
                                          otherwise directly or indirectly
                                          obligates itself to pay them;

                                    (iii) all liabilities of the Borrower or the
                                          Sponsor, as the case may be, (actual
                                          or contingent) under any conditional
                                          sale or a transfer with recourse or
                                          obligation to repurchase, including,
                                          without limitation, by way of discount
                                          or factoring of book debts or
                                          receivables; and

                                    (iv)  all liabilities of the Borrower or the
                                          Sponsor, as the case may be (actual or
                                          contingent) under its respective
                                          Charter, any resolution of its
                                          respective shareholders, or any
                                          agreement or other document binding on
                                          the Borrower or the

                                          Sponsor, as the case may be, to redeem
                                          any of its respective shares;

"Debt Service Coverage
 Ratio" or "DSCR"                   (a)   for any calculation date, the Current
                                          Period DSCR shall be the ratio
                                          obtained by dividing (i) the Net Cash
                                          Flow of the Borrower for the four (4)
                                          previous consecutive Fiscal Quarters
                                          (provided that, for each of the first
                                          three (3) Fiscal Quarters following
                                          the First Sale of Production, the Net
                                          Cash Flow shall be annualized from the
                                          date of the First Sale of Production
                                          through the subject Fiscal Quarter) by
                                          (ii) the Borrower's aggregate
                                          scheduled interest and principal
                                          payments in respect of all Long-term
                                          Debt (excluding any Affiliate Loans)
                                          for same four (4) Fiscal Quarters;

                                    (b)   for any calculation date, the Future
                                          Period DSCR shall be the ratio
                                          obtained by dividing (i) the Net Cash
                                          Flow of the Borrower for the four (4)
                                          previous consecutive Fiscal Quarters
                                          (provided that, for each of the first
                                          three (3) Fiscal Quarters following
                                          the First Sale of Production, Net Cash
                                          Flow shall be annualized from the date
                                          of the First Sale of Production
                                          through the subject Fiscal Quarter) by
                                          (b) the Borrower's aggregate scheduled
                                          interest and principal payments in
                                          respect of all Long-term Debt
                                          (excluding any Affiliate Loans) for
                                          the next succeeding four (4) Fiscal
                                          Quarters;

                                    (c)   For the purposes of sub-paragraph
                                          (a)(ii) and (b)(ii) above, for the
                                          computation of interest payable during
                                          any period for which the applicable
                                          rate is not yet determined, that
                                          interest shall be computed at the rate
                                          in effect at the time of the relevant
                                          date of calculation; and

                                    (d)   The term "DSCR" shall apply to both
                                          the Current Period DSCR and the Future
                                          Period DSCR;

"Discount Rate"                     ten per cent (10%) per annum;

"Indebtedness for
 Borrowed Money "                   with respect to the Borrower or the Sponsor,
                                    all obligations of the Borrower or the
                                    Sponsor, as the case may be, to repay money including, without limitation, with respect to:

                                    (i)   borrowed money;

                                    (ii)  the outstanding principal amount of
                                          any bonds, debentures, notes, loan
                                          stock, commercial paper, acceptance
                                          credits, bills or promissory notes
                                          drawn, accepted, endorsed or issued by
                                          the Borrower or the Sponsor, as the
                                          case may be;

                                    (iii) any credit to the Borrower or the
                                          Sponsor from a supplier of goods or
                                          services under any installment
                                          purchase or other similar arrangement
                                          with respect to goods or services
                                          (except trade accounts that are
                                          payable in the ordinary course of
                                          business and included in Current
                                          Liabilities);

                                    (iv)  non-contingent obligations of the
                                          Borrower or the Sponsor to reimburse
                                          any other Person with respect to
                                          amounts paid by the Borrower or the
                                          Sponsor, as the case may be, to that
                                          Person under a letter of credit or
                                          similar instrument (excluding any
                                          letter of credit or similar instrument
                                          issued for the benefit of the Borrower
                                          or the Sponsor, as the case may be,
                                          with respect to trade accounts that
                                          are payable in the ordinary course of
                                          business and included in Current
                                          Liabilities);

                                    (v)   amounts raised under any other
                                          transaction having the financial
                                          effect of a borrowing
                                          and which would be classified as a
                                          borrowing (and not as an off-balance
                                          sheet financing) under the Accounting
                                          Principles including, without
                                          limitation, under leases or similar
                                          arrangements entered into primarily as
                                          a means of financing the acquisition
                                          of the asset leased;

                                    (vi)  the amount of the Borrower's or the
                                          Sponsor's obligations, as the case may
                                          be, pursuant to Derivative
                                          Transactions which consist of swap,
                                          collar and cap agreements entered into
                                          in connection with other Debt of the
                                          Borrower or the Sponsor, respectively,
                                          provided that for the avoidance of
                                          double counting and for so long as any
                                          such swap, collar or cap agreement is
                                          in effect, that Debt will be included
                                          in Indebtedness for Borrowed Money
                                          pursuant to the terms of the relevant
                                          Derivative Transaction and not the
                                          terms of the agreement providing for
                                          that Debt when it was incurred; and

                                    (vii) any premium payable on a mandatory
                                          redemption or replacement of any of
                                          the foregoing obligations;

"Life of Field Coverage
 Ratio" or "LOF"                    for any calculation date, the ratio obtained
                                    by dividing (i) the present value at the Discount Rate of the projected Net Cash Flow derived from the Proved Reserves of the Etame Field as certified in the most recent
                                    Reserve Certification and calculated using the Agreed Oil Price, for the period commencing on such calculation date through the longest economic life of said field as certified in such Reserve Certification; by
                                    (ii) the aggregate amount of principal
                                    outstanding and any overdue interest and penalty charges owing on that date on all Long-term Debt of the Borrower (excluding any Affiliate Loans);

"Life of Loan Coverage

Ratio" or "LOL"                     for any calculation date, the ratio obtained
                                    by dividing (i) the present value at the Discount Rate of the projected Net Cash Flow derived from the Proved Reserves of the Etame Field as certified in the most recent
                                    Reserve Certification and calculated using the Agreed Oil Price, for the period commencing on such calculation date through the final scheduled maturity date of the Loan; by (ii) the aggregate amount of principal outstanding and any overdue interest and penalty charges owing on that date on all Long-term Debt of the Borrower
                                    (excluding any Affiliate Loans);

"Long-term Debt"                    with respect to the Borrower or the Sponsor,
                                    that part of the Debt of the Borrower or the Sponsor, as the case may be, the final maturity of which, by its terms or the terms of any agreement relating to it, falls due more than one year after the date of its incurrence;

"Long-term Debt to
Equity Ratio"                       at any calculation date, with respect to the
                                    Sponsor, the result obtained by dividing the Sponsor's Long-term Debt by the Sponsor's
                                    Shareholder Equity;

"Minimum Levels"                    at any date on or after the Phase One
                                    Completion Date, shall be 1.5 with respect to the DSCR, 1.8 with respect to the LOL and
                                    2.0 with respect to the LOF;

"Net Cash Flow" or "NCF"            for any calculation period, the sum of all
                                    Shareholders' Equity contributions in cash and all proceeds received from the sale of the Borrower's share (other than solely in its capacity as the Operator) of oil production from the Etame Field, less the Borrower's share (other than solely in its capacity as the Operator) of operating costs, transportation costs, cash fund contributions as required under the PSC, taxes, royalties and capital expenditures paid for the same period in respect of oil production, but before any payments in respect of Debt (whether principal, interest or other fees and charges) for the same period; and

"Shareholders' Equity"              with respect to the Borrower or the Sponsor,
                                    the aggregate of:

                                    (i)   the amount paid up on the share
                                          capital of the Borrower or the
                                          Sponsor, as the case may be; and

                                    (ii)  the amount standing to the credit of
                                          the reserves of the Borrower or the
                                          Sponsor, as the case may be
                                          (including, without limitation, any
                                          share premium account, capital
                                          redemption reserve funds and any
                                          credit balance on the accumulated
                                          profit and loss account);

                                    after deducting from that aggregate (A) any debit balance on the profit and loss account or impairment of the issued share capital of the Borrower or the Sponsor, as the case may be (except to the extent that deduction with respect to that debit balance or impairment has already been made), (B) amounts set aside for dividends or taxation (including deferred taxation), and (C) amounts attributable to capitalized items such as goodwill, trademarks, deferred charges, licenses, patents and other intangible assets; and

"Short-term Debt"                   all Debt other than Long-term Debt.

     Section 1.03. Financial Calculations. (a) All financial calculations to be made under, or for the purposes of, this Agreement and any other Transaction Document shall be determined in accordance with the Accounting Principles and, except as otherwise required to conform to any provision of this Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Borrower is obligated to furnish to IFC under Section 6.03
(a) (Reporting Requirements) or, in the case of financial calculations related to the Sponsor, the most recently quarterly financial statements which the Sponsor is obligated to furnish under Section 16.04 (g) of the Subordination and Share Retention Agreement.

     (b) Where quarterly financial statements are used for the purpose of making certain financial calculations and those statements are with respect to the last quarter of a Fiscal Year then, at IFC's option, those calculations may instead be made from the audited financial statements for the relevant Fiscal Year.

     (c) If any material adverse change in the financial condition of the Borrower or the Sponsor has occurred after the end of the period covered by the financial statements used to make the relevant financial calculations, that material adverse change shall also be taken into account in calculating the relevant figures.

     Section 1.04. Interpretation. In this Agreement, unless the context otherwise requires:

     (a) headings are for convenience only and do not affect the interpretation of this Agreement;

     (b) words importing the singular include the plural and vice versa;

     (c) a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement;

     (d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

     (e) a reference to a party to any document includes that party's successors and permitted assigns.

     Section 1.05. Business Day Adjustment. When the day on or by which a payment is due to be made is not a Business Day, that payment shall be made on or by the next succeeding Business Day. Interest, fees and charges (if any) shall continue to accrue for the period from the due date that is not a Business Day to that next succeeding Business Day.

                                   ARTICLE II

                  THE PROJECT, PROJECT COST AND FINANCIAL PLAN

     Section 2.01. The Project. The project to be financed consists of the development of the Etame Field in the Etame Marin block, 45 km offshore of the southern coast of Gabon. The project involves the re-entering and completing of three existing wells, the drilling and completing of up to three additional wells and installing of flowlines to connect the wells to a FPSO capable of processing up to 30,000 barrels per day and storing up to 1.1 million barrels of oil.

     Section 2.02. Project Cost and Financial Plan.* (a) The total estimated cost of the Project is approximately $123 million, of which approximately $37 million represents the Borrower's share of the costs, including funding for working capital, interest during construction and approximately $9 million of Existing Assets.

--------------------------------------------------------------------------------------------
PROJECT COSTS                                             PROJECT TOTAL    VAALCO         %
                                                                            SHARE
--------------------------------------------------------------------------------------------
PROJECT COSTS - TO ACHIEVE FIRST OIL
    Facilities                                               23,800        7,230          19%
    Well completions                                         19,400        5,890          16%
    Working Capital                                           9,280        2,820           8%
    Existing Assets                                          30,840        9,360          25%
    Interest During Construction                                             560           2%
    Sub Total                                                83,320       25,860          70%

PROJECT COSTS - POST FIRST OIL
    Drilling                                                 30,000        8,430          23%
    Facilities                                               10,000        2,810           7%
    Sub Total                                                40,000       11,240          30%

    TOTAL                                                   123,320       37,100         100%
--------------------------------------------------------------------------------------------

----------
* For purposes of this Section, an exchange rate of XAF 740.00 = $1.00 has been assumed.

(b) The proposed sources of financing for the Borrower's share of the Project are as follows:

-----------------------------------------------------
FINANCIAL PLAN                     in $000s         %
-----------------------------------------------------
IFC Loan                              10,000       27%
Existing Sponsor Advance                 400        1%
                                      ------
 Sub Total                            10,400       28%

VAALCO existing equity                 8,960       24%
VAALCO new equity and funding         17,740       48%
                                      ------
 Sub Total                            26,700       72%
TOTAL                                 37,100      100%
-----------------------------------------------------


                                   ARTICLE III

                                    THE LOAN

     Section 3.01. The Loan. Subject to the provisions of this Agreement, IFC agrees to lend, and the Borrower agrees to borrow, the Loan, being an amount not to exceed ten million Dollars ($10,000,000).

     Section 3.02. Disbursement Procedure. (a) The Borrower may request Disbursements by delivering to IFC, at least ten (10) Business Days prior to the proposed date of Disbursement, a Disbursement request substantially in the form of Schedule 2 and a receipt substantially in the form of Schedule 3.

     (b) Each Disbursement shall be made by IFC at a bank in New York, New York for further credit to the VAALCO Operating Account or any other place acceptable to IFC, all as specified by the Borrower in the relevant Disbursement request.

     (c) Each Disbursement (other than the last one) shall be made in an amount of not less than two million Dollars ($2,000,000).

     Section 3.03. Interest. Subject to the provisions of Section 3.04 (Default Rate Interest), the Borrower shall pay interest on the Loan in accordance with this Section 3.03:

     (a) During each Interest Period, the Loan (or, with respect to the first Interest Period for each Disbursement, the amount of that Disbursement) shall bear interest at the applicable Interest Rate for that Interest Period.

     (b) Interest on the Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest

Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period; provided that with respect to any Disbursement made less than fifteen (15) days before an Interest Payment Date, interest on that Disbursement shall be payable commencing on the second Interest Payment Date following the date of that Disbursement.

     (c) The Interest Rate for any Interest Period shall be the rate which is the sum of:

         (i)  the Spread; and

         (ii) LIBOR on the Interest Determination Date for that Interest
              Period for three (3) months (or, in the case of the first Interest Period for any Disbursement, for one (1) month, two (2) months or three (3) months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one)) rounded upward to the nearest three decimal places.

     (d) If, for any Interest Period IFC cannot determine LIBOR by reference to the Telerate Service or any other service that displays BBA rates, IFC shall notify the Borrower and shall instead determine LIBOR:

         (i) on the second Business Day before the beginning of the relevant Interest Period by calculating the arithmetic mean (rounded upward to the nearest three decimal places) of the offered rates advised to IFC on or around 11:00 a.m., London time, for deposits in Dollars and otherwise in accordance with Section 3.03 (c) (ii), by any four (4) major banks active in Dollars in the London interbank market, selected by IFC; provided that if less than four quotations are received, IFC may rely on the quotations so received if not less than two (2); or

         (ii) if less than two (2) quotations are received from the banks in London in accordance with subsection (i) above, on the first day of the relevant Interest Period, by calculating the arithmetic mean (rounded upward to the nearest three decimal places) of the offered rates advised to IFC on or around 11:00 a.m. New York time, for loans in Dollars and otherwise in accordance with
              Section 3.03 (c) (ii), by a major bank or banks in New York, New York, selected by IFC.

     (e) On each Interest Determination Date for any Interest Period, IFC shall determine the Interest Rate applicable to that Interest Period and promptly notify the Borrower of that rate.

     (f) The determination by IFC, from time to time, of the Interest Rate shall be final and conclusive and bind the Borrower (unless the Borrower shows to IFC's satisfaction that the determination involves manifest error).

     Section 3.04. Default Rate Interest. (a) Without limiting the remedies available to IFC under this Agreement or otherwise (and to the maximum extent permitted by applicable law), if the Borrower fails to make any payment of principal or interest (including interest payable pursuant to this Section) or any other payment provided for in Section 3.07 (Fees) when due as specified in this Agreement (whether at stated maturity or upon acceleration), the Borrower shall pay interest on the amount of that payment due and unpaid at the rate which shall be the sum of two per cent (2%) per annum and the Interest Rate in effect from time to time;

     (b) Interest at the rate referred to in Section 3.04 (a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount (as well after as before judgment), and shall be payable on demand or, if not demanded, on each Interest Payment Date falling after any such overdue amount became due.

     Section 3.05. Repayment. (a) The Borrower shall repay the Loan, on the following dates and amounts:

          Date Payment Due        Principal Amount Due
          ----------------        --------------------

          June 15, 2003               $ 1,000,000
          September 15, 2003          $ 1,000,000
          December 15, 2003           $ 1,000,000
          March 15, 2004              $ 1,000,000
          June 15, 2004               $   750,000
          September 15, 2004          $   750,000
          December 15, 2004           $   750,000
          March 15, 2005              $   750,000
          June 15, 2005               $   500,000
          September 15, 2005          $   500,000
          December 15, 20005          $   500,000
          March 15, 2006              $   500,000
          June 15, 2006               $   250,000
          September 15, 2006          $   250,000
          December 15, 2006           $   250,000
          March 15, 2007              $   250,000

     (b) Notwithstanding Section 3.05 (a) above, in the event the Borrower does not deliver to IFC by March 31, 2004, a Reserve Certification for the Etame Field certifying Proved Developed Reserves of at least 30 million barrels, the Borrower shall repay the Loan on the following dates and times:

          Date Payment Due        Principal Amount Due
          ----------------        --------------------

          June 15, 2003               $ 1,000,000
          September 15, 2003          $ 1,000,000
          December 15, 2003           $ 1,000,000
          March 15, 2004              $ 1,000,000
          June 15, 2004               $ 1,000,000
          September 15, 2004          $ 1,000,000
          December 15, 2004           $ 1,000,000
          March 15, 2005              $ 1,000,000
          June 15, 2005               $ 1,000,000
          September 15, 2005          $ 1,000,000

     (c) The dates for repayment of principal of the Loan are intended to coincide with the Interest Payment Dates.

     (d) Upon each Disbursement, the amount disbursed shall be allocated for repayment on each of the respective dates for repayment of principal set out in the table in Section 3.05 (a) (or, in the event the repayment schedule is shortened, in accordance with Section 3.05 (b), at such time) in amounts which are pro rata to the amounts of the respective installments shown opposite those dates in that table (with IFC adjusting those allocations as necessary so as to achieve whole numbers in each case).

     Section 3.06. Prepayment. (a) the Borrower may prepay on any Interest Payment Date all or any part of the Loan, on not less than thirty (30) days' prior notice to IFC, but only if:

         (i) the Borrower simultaneously pays all accrued interest and Increased Costs (if any) on the amount of the Loan to be prepaid, together with the prepayment fee specified in Section 3.06 (c) and all other amounts then due and payable under this Agreement, including the amount payable under Section 3.11 (Unwinding Costs), if the prepayment is not made on an Interest Payment Date;

         (ii) for a partial prepayment, that prepayment is an amount not less than two million Dollars ($2,000,000); and

        (iii) if requested by IFC, the Borrower delivers to IFC, prior to the date of prepayment, evidence satisfactory to IFC that all necessary Authorizations with respect to the prepayment have been obtained.

     (b) If at any time after the Phase One Completion Date, the DSCR, LOL and/or LOF are not in compliance with the Minimum Levels, the Borrower shall prepay the Loan in an amount sufficient for such ratios to be equal to or greater than the Minimum Levels no later than thirty (30) days after the date such non-compliance first occurred and:

         (i) the Borrower shall simultaneously pay all accrued interest and Increased Costs (if any) on the amount of the Loan to be prepaid, together with all other amounts then due and payable under this Agreement, including the amount payable under Section 3.11 (Unwinding Costs), if the prepayment is not made on an Interest Payment Date;

         (ii) no prepayment fee shall be payable; and

        (iii) if requested by IFC, the Borrower shall deliver to IFC, prior to the date of prepayment, evidence satisfactory to IFC that all necessary Authorizations with respect to the prepayment have been obtained.

     (c) On the date of any prepayment of the Loan in accordance with Section
3.06 (a), the Borrower shall pay a prepayment fee consisting of an amount in Dollars equal to the relevant percentage of the amount to be prepaid, such percentage being determined as follows:

         (i) two percent (2%), if the prepayment occurs on or before the date corresponding to the second anniversary of the date of this Agreement;

         (ii) one percent (1%) if the prepayment occurs after the second anniversary of the date of this Agreement but on or before the third anniversary thereof; and

        (iii) one-half percent (1/2 %) if the prepayment occurs after the third anniversary of the date of this Agreement but on or before the fourth anniversary thereof.

     (d) Amounts of principal prepaid under this Section shall be applied by IFC to all the respective outstanding installments of principal of the Loan in inverse order of maturity.

     (e) Upon delivery of a notice in accordance with Section 3.06 (a), the Borrower shall make the prepayment in accordance with the terms of that notice.

     (f) Any principal amount of the Loan prepaid under this Agreement may not be re-borrowed.

     Section 3.07. Fees. (a) The Borrower shall pay to IFC a commitment fee at the rate of one-half of one per cent (1/2%) per annum on that part of the Loan which from time to time has not been disbursed or canceled. The commitment fee shall:

         (i)  begin to accrue on the date of this Agreement;

         (ii) be pro rated on the basis of a 360-day year for the actual number of days elapsed; and

        (iii) be payable quarterly, in arrears, on the Interest Payment Dates in each year, the first such payment to be due on June 15, 2002.

     (b) The Borrower shall also pay to IFC a front-end fee of $150,000, to be paid upon the earlier of (x) the date which is thirty (30) days after the date of this Agreement and (y) the date immediately preceding the date of the first Disbursement.

     Section 3.08. Currency and Place of Payments. (a) The Borrower shall make all payments of principal, interest, fees, and any other amount due to IFC under this Agreement in Dollars, in same day funds, to Citibank, N.A., 111 Wall Street, New York, New York, U.S.A., ABA#021000089, for credit to IFC's account number 36085579, or at such other bank or account in New York as IFC from time to time designates. Payments must be received in IFC's designated account no later than 1:00 p.m. New York time.

     (b) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than Dollars shall not novate, discharge or satisfy the obligation of the Borrower to pay in Dollars all amounts payable under this Agreement except to the extent that (and as of the date when) IFC actually receives funds in Dollars in the account specified in, or pursuant to, Section 3.08 (a).

     (c) The Borrower shall indemnify IFC against any losses resulting from a payment being received or an order or judgment being given under this Agreement in any currency other than Dollars or any place other than the account specified in, or pursuant to, Section 3.08 (a). The Borrower shall, as a separate obligation, pay such additional amount as is necessary to enable IFC to receive, after conversion to Dollars at a market rate and transfer to that account, the full amount due to IFC under this Agreement in Dollars and in the account specified in, or pursuant to, Section 3.08 (a).

     (d) Notwithstanding the provisions of Section 3.08 (a) and Section 3.08
(b), IFC may require the Borrower to pay (or reimburse IFC) for any Taxes, fees, costs, expenses and other amounts payable under Section 3.14 (a) (Taxes) and
Section 3.15 (Expenses) in the currency in which they are payable, if other than Dollars.

     Section 3.09. Allocation of Partial Payments. If at any time IFC receives less than the full amount then due and payable to it under this Agreement, IFC may allocate and apply the amount received in any way or manner and for such purpose or purposes under this Agreement as IFC in its sole discretion determines, notwithstanding any instruction that the Borrower may give to the contrary.

     Section 3.10. Increased Costs. On each Interest Payment Date, the Borrower shall pay, in addition to interest, the amount which IFC from time to time notifies to the Borrower in an Increased Costs Certificate as being the aggregate Increased Costs of IFC accrued and unpaid prior to that Interest Payment Date.

     Section 3.11. Unwinding Costs. (a) If IFC incurs any cost, expense or loss as a result of the Borrower:

         (i) failing to borrow in accordance with a request for Disbursement made pursuant to Section 3.02 (Disbursement Procedure), or to prepay in accordance with a notice of prepayment or pursuant to
              Section 3.06 (b); or

         (ii) prepaying all or any portion of the Loan on a date other than an Interest Payment Date;

then the Borrower shall immediately pay to IFC the amount which IFC from time to time notifies to the Borrower as being the amount of those costs, expenses and losses incurred.

     (b) For the purposes of this Section, "costs, expenses or losses" include any premium, penalty or expense incurred to liquidate or obtain third party deposits or borrowings in order to make, maintain or fund all or any part of the Loan.

     Section 3.12. Suspension or Cancellation by IFC. (a) IFC may, by notice to the Borrower, suspend the right of the Borrower to Disbursements or cancel the undisbursed portion of the Loan in whole or in part:

         (i) if the first Disbursement has not been made by September 30, 2002 or such other date as the parties agree;

         (ii) if any Event of Default has occurred and is continuing or if the Event of Default specified in Section 7.02 (f) (Events of Default) is, in the reasonable opinion of IFC, imminent;

        (iii) if any event or condition has occurred and is continuing which has or can reasonably be expected to have a Material Adverse Effect; or

         (iv) on or after December 31, 2003.

     (b) Upon the giving of any such notice, the right of the Borrower to any further Disbursement shall be suspended or canceled, as the case may be. The exercise by IFC of its right of suspension shall not preclude IFC from exercising its right of cancellation, either for the same or any other reason specified in Section 3.12 (a). Upon any cancellation the Borrower shall, subject to paragraph (d) of this Section 3.12, pay to IFC all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to the date of that cancellation. A suspension shall not limit any other provision of this Agreement.

     (c) Any portion of the Loan that is canceled under this Section 3.12 may not be reborrowed.

     (d) In the case of a partial cancellation of the Loan pursuant to paragraph
(a) of this Section 3.12, or Section 3.13 (a) below, interest on the amount then outstanding of the Loan remains payable as provided in Section 3.03 (Interest).

     Section 3.13. Cancellation by the Borrower. (a) The Borrower may, by notice to IFC, irrevocably request IFC to cancel the undisbursed portion of the Loan on the date specified in that notice (which shall be a date not earlier than thirty
(30) days after the date of that notice).

     (b) IFC shall, by notice to the Borrower, cancel the undisbursed portion of the Loan effective as of that specified date if, subject to Section 3.12 (d) above:

         (i) IFC has received all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to such specified date; and

         (ii) if any amount of the Loan is then outstanding, IFC is reasonably satisfied that the Borrower has sufficient long-term funding available, on terms satisfactory to IFC, to cause the Phase One Completion Date to occur as scheduled.

     (c) Any portion of the Loan that is canceled under this Section 3.13 may not be reborrowed.

     Section 3.14. Taxes. (a) The Borrower shall pay or cause to be paid all Taxes other than taxes, if any, payable on the overall income of IFC on or in connection with the payment of any and all amounts due under this Agreement that are now or in the future levied or imposed by any Authority of Gabon, the United Kingdom or the United States of America or by any organization of which Gabon, the United Kingdom or the United States of the America is a member or any jurisdiction through or out of which a payment is made.

     (b) All payments of principal, interest, fees and other amounts due under this Agreement shall be made without deduction for or on account of any Taxes.

     (c) If the Borrower is prevented by operation of law or otherwise from making or causing to be made those payments without deduction, the principal or (as the case may be) interest, fees or other amounts due under this Agreement shall be increased to such amount as may be necessary so that IFC receives the full amount it would have received (taking into account any Taxes payable on amounts payable by the Borrower under this subsection) had those payments been made without that deduction.

     (d) If Section 3.14 (c) applies and IFC so requests, the Borrower shall deliver to IFC official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of that request.

     Section 3.15. Expenses. (a) The Borrower shall pay or, as the case may be, reimburse IFC or its assignees any amount paid by them on account of, all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of the Transaction Documents and any other documents related to this Agreement or any other Transaction Document.

     (b) The Borrower shall pay promptly, on demand, to IFC or as IFC may direct:

         (i) the fees and expenses of IFC's technical consultants (including, without limitation, the Independent Engineer) and the public accountants, incurred in connection with the investment by IFC provided for under this Agreement;

         (ii) the reasonable fees and expenses of IFC's counsel in Gabon, France, Delaware, London, England and New York, New York and any other relevant jurisdictions, incurred in connection with:

              (A) the preparation of the investment by IFC provided for under this Agreement and any other Transaction Document;

              (B) the preparation and/or review, execution and, where appropriate, translation and registration of the Transaction Documents and any other documents related to them;

              (C) the giving of any legal opinions required by IFC under this Agreement and any other Transaction Document;

              (D) the administration by IFC of the investment provided for in this Agreement or otherwise in connection with any amendment, supplement or modification to, or waiver under, any of the Transaction Documents; and

              (E) the registration (where appropriate) and the delivery of the evidences of indebtedness relating to the Loan and its disbursement;

        (iii) within thirty (30) days of the date of the first Disbursement of the Loan and in each calendar year thereafter, in advance, on each anniversary of the date of the first

              Disbursement, upon receipt of a statement from IFC, the amount of fifteen thousand Dollars ($15,000) on account of IFC's expenses in carrying out its annual supervision review of the Borrower and the Project; and

         (iv) the costs and expenses incurred by IFC in relation to efforts to enforce or protect its rights under any Transaction Document, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Potential Event of Default, including legal and other professional consultants' fees on a full indemnity basis.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01. Representations and Warranties. The Borrower represents and warrants that:

     (a) the Borrower is a company duly incorporated and validly existing under the laws of Delaware, and has the corporate power - and has obtained all required Authorizations - to own its assets, conduct its business as presently conducted and to enter into, and comply with its obligations under, the Transaction Documents to which it is a party or will, in the case of any Transaction Document not executed as at the date of this Agreement, when that Transaction Document is executed, have the corporate power to enter into, and comply with its obligations under, that Transaction Document;

     (b) each Transaction Document to which the Borrower is a party has been, or will be, duly authorized and executed by the Borrower and constitutes, or will, when executed constitute, a valid and legally binding obligation of the Borrower, enforceable in accordance with its terms;

     (c) neither the making of any Transaction Document to which the Borrower is a party nor (when all the Authorizations referred to in Section 5.01(d) (Conditions of Disbursement) have been obtained) the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which the Borrower is a party or by which it is bound, or violate any of the terms or provisions of the

Borrower's Charter or any Authorization, judgment, decree or order or any statute, rule or regulation applicable to the Borrower;

     (d) to the best of the Borrower's knowledge after due inquiry:

         (i) subject to clauses (ii) and (iii) below, all the Authorizations (other than Authorizations that are of a routine nature and are obtained in the ordinary course of business) needed by the Borrower as of the date of this Agreement to conduct its business, carry out the Project and execute, and comply with its obligations under, this Agreement and each of the other Transaction Documents to which it is a party have been obtained and are in full force and effect;

         (ii) the Borrower is working with IFC to determine whether any further Authorizations from any Authority of the GOG and/or CEMAC are necessary to comply with this Agreement and the other Transaction Documents to which it is a party. If IFC concludes any such Authorizations are necessary, the Borrower shall promptly apply for such Authorizations; and

        (iii) the Borrower has the necessary Authorization from the Minister of Commerce of Gabon to maintain a branch office in Gabon and to renew such branch office every two years and the Borrower is in the process of renewing its registration for its branch office, which registration the Borrower reasonably believes will be issued in the ordinary course of business by such Minister;

     (e) the Borrower's Charter has not been amended since June 4, 1995;

     (f) neither the Borrower nor any of its property enjoys any right of immunity from set-off, suit or execution with respect to its assets or its obligations under any Transaction Document;

     (g) since December 31, 2001, the Borrower:

         (i) has not suffered any change that has a Material Adverse Effect or incurred any substantial loss or liability;

         (ii) has not undertaken or agreed to undertake any substantial obligation;

     (h) the financial statements of the Borrower for the period ending on December 31, 2001:

         (i) have been prepared in accordance with the Accounting Principles, and present fairly the financial condition of the Borrower as of the date as of which they were prepared and the results of the Borrower's operations during the period then ended;

         (ii) disclose all liabilities (contingent or otherwise) of the Borrower, and the reserves, if any, for such liabilities and all unrealized or anticipated liabilities and losses arising from commitments entered into by the Borrower (whether or not such commitments have been disclosed in such financial statements);

     (i) the Borrower is not a party to, or committed to enter into, any contract which would or might affect the judgment of a prospective investor other than the FPSO Contract;

     (j) the Borrower has no outstanding Lien on any of its assets other than Liens arising by operation of law, and no contracts or arrangements, conditional or unconditional, exist for the creation by the Borrower of any Lien, except for the Security and the lien to be created on the Tinworth Escrow Account pursuant to the FPSO Contract and the Etame Accounts Agreement;

     (k) all tax returns and reports of the Borrower required by law to be filed have been duly filed and all Taxes, obligations, fees and other governmental charges upon the Borrower, or its properties, or its income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those presently payable without penalty or interest;

     (l) the Borrower is not engaged in nor, to the best of its knowledge after due inquiry, threatened by, any litigation, arbitration or administrative proceedings, the outcome of which could reasonably be expected to have a Material Adverse Effect;

     (m) to the best of its knowledge and belief after due inquiry, the Borrower is not in violation of any statute or regulation of any Authority;

     (n) no judgment or order has been issued which has or may reasonably be expected to have a Material Adverse Effect;

     (o) (i) to the best of its knowledge and belief, after due inquiry, the Borrower is not in violation of any of the Agreed Environmental and Social Requirements; and

         (ii) the Borrower has not received nor is it aware of any complaint, order, directive, claim, citation or notice from any Authority with respect to any matter of the Borrower's compliance with the relevant environmental, health and safety laws and regulations in effect in Gabon such as, without limitation, air emissions, discharges to surface water or ground water, noise emissions, solid or liquid waste disposal, or the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes;

     (p) neither Borrower nor Sponsor nor any of their respective Affiliates, nor any Person acting on its or their behalf, has made, with respect to the Project or any transaction contemplated by this Agreement, any Prohibited Payment;

     (q) it is the Operator of the Project;

     (r) it owns, solely in its own name, a working interest under the PSC equal to at least 30.35% during the exploration phase and at least 28.07% during the production phase, free and clear of all Liens and any other interests of any other Person including Pan African Gabon;

     (s) all written information regarding the Borrower, the Sponsor, their respective Affiliates and the Project furnished to IFC prior to or contemporaneously herewith, by or on behalf of the Borrower, was and continues to be true and accurate (other than projections and other forward looking statements that the Borrower believes to be reasonable) and does not contain any information that is misleading in any material respect nor does it omit any information the omission of which makes the information contained in it misleading in any material respect;

     (t) it is not incorporated or otherwise organized under the laws of, and does not have a registered office or place of business in, the United Kingdom;

     (u) it is not engaged in any business activity outside the scope of the PSC;

     (v) as of the date of this Agreement, neither the GOG nor any of its Authorities has exercised the GOG's preference rights under Article 24 or
Article 25 of the PSC and the Borrower has no reason to believe any such exercise is contemplated;

     (w) except as specified in the Western Atlas Agreements, the Borrower has no partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Borrower's income or profits might be shared with any other Person;

     (x) none of the representations and warranties in this Section 4.01 omits any matter the omission of which makes any of such representations and warranties misleading.

     Section 4.02. IFC Reliance. The Borrower acknowledges that it makes the representations and warranties in Section 4.01 (Representations and Warranties) with the intention of inducing IFC to enter into this Agreement and that IFC enters into this Agreement on the basis of, and in full reliance on, each of such representations and warranties.


                                    ARTICLE V

                           CONDITIONS OF DISBURSEMENT

     Section 5.01. Conditions of First Disbursement The obligation of IFC to make the first Disbursement is subject to the fulfillment prior to or concurrently with the making of that first Disbursement of the following conditions:

     (a) the following agreements, together with any amendments to such agreements entered into after the date hereof including the amendment required under Section 5.01 (t) hereof, each in form and substance satisfactory to IFC, have been entered into by all parties to them and have become (or, as the case may be, remain) unconditional and fully effective in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of any of those agreements), and IFC has received a copy of each of those agreements to which it is not a party:

         (i)  each Transaction Document; and

         (ii) each Project Document (except for the Marketing Contract for which a form acceptable to IFC shall be provided);

     (b) IFC's Security has been duly created and perfected as: (i) first ranking security interests in the VAALCO Operating Account, the VAALCO Retention Account and the Sponsor Escrow Account and the respective funds held therein;
(ii) a security interest in all of the Borrower's rights, title and interest (other than solely in its capacity as the Operator) in the Etame Revenue Account and the Etame Operating Account, subject to the interests of the GOG, Tinworth Limited and the Etame Accounts Bank to the extent expressly provided in the Etame Accounts Agreement; (iii) a first ranking pledge by the Sponsor of all its shares in the Borrower; and (iv) an assignment by way of security of all rights, title and interest in and to the Borrower's share of Project-related insurance policies and any proceeds thereof;

     (c) the Borrower has obtained, and provided to IFC copies of, all Authorizations (including, without limitation, the MOF Loan Authorization and the MOH Loan Authorization) that are necessary as of the date of this Agreement for:

         (i)  the Loan;

         (ii) the business of the Borrower as it is presently carried on and is contemplated to be carried on;

        (iii) the Project and the implementation of the Financial Plan;

         (iv) the due execution, delivery, validity and enforceability of, and performance by the Borrower of its obligations under, this Agreement and the other Transaction Documents, the Project Documents and any other documents necessary or desirable to the implementation of any of those agreements or documents; and

         (v) the remittance to IFC or its assigns in Dollars of all monies payable with respect to the Transaction Documents;

and all those Authorizations are in full force and effect;

     (d) IFC has received a legal opinion satisfactory in form and substance to IFC, from IFC's counsel in Gabon and concurred in by counsel for the Borrower, relating to the transactions contemplated by this Agreement;

     (e) IFC has received a legal opinion satisfactory in form and substance to IFC, from its special counsel on English law matters, and concurred with by counsel for the Borrower and the Sponsor, with regard to this Agreement and other Transaction Documents and Project Documents governed by English Law;

     (f) IFC has received a legal opinion satisfactory in form and substance to IFC, from its special counsel in New York, New York, and concurred in by counsel for the Borrower and the Sponsor, with regard to this Agreement and other Transaction Documents and Project Documents;

     (g) IFC has received a legal opinion satisfactory in form and substance to IFC, from Texas counsel for the Borrower and the Sponsor, with regard to this Agreement and the other Transaction Documents and the Project Documents;

     (h) IFC has received a certification from the Auditors confirming that, as at a date not earlier than sixty (60) days prior to the date of first Disbursement, the Borrower is in compliance with the provisions of Section 6.01
(c) (Affirmative Covenants) and containing a brief description of the systems and records in place;

     (i) IFC has received copies of all insurance policies required to be obtained pursuant to Section 6.04 (Insurance) and Annex A prior to the date of first Disbursement, and a certification of the Borrower's insurers or insurance agents confirming that such policies are in full force and effect and all premiums then due and payable under those policies have been paid;

     (j) IFC has received the fees specified in Section 3.07 (Fees) required to be paid before the date of the first Disbursement;

     (k) if IFC so requires, IFC has received the reimbursement of all invoiced fees and expenses of IFC's counsel as provided in Section 3.15 (b) (ii) (Expenses) or confirmation that those fees and expenses have been paid directly to that counsel;

     (l) IFC has received a copy of the authorization to the Auditors referred to in Section 6.01(e) (Affirmative Covenants);

     (m) IFC has received a Certificate of Incumbency and Authority;

     (n) the Borrower has delivered to IFC evidence, substantially in the form of Schedule 4, of appointment of an agent for service of process pursuant to
Section 8.05 (d) (Applicable Law and Jurisdiction);

     (o) IFC has received the Cuttings/Mud Disposal Plan and the Health and Safety Plan for Drilling Activities;

     (p) the Borrower has established the Etame Accounts and the VAALCO Accounts in accordance with the Etame Accounts Agreement and the VAALCO Accounts Agreement, respectively;

     (q) IFC has received satisfactory evidence that the Sponsor has established the Sponsor Escrow Account Agreement in accordance with the Escrow Account Agreement and has funded and is maintaining a balance in the Sponsor Escrow Account equal at least to the amount of the first requested Disbursement;

     (r) IFC has received satisfactory evidence of the acknowledgement of the EIA by the GOG;

     (s) the Borrower has renewed its branch office registration in Gabon and is duly maintaining such branch office;

     (t) Tinworth Limited and the Borrower shall have entered into an amendment to the FPSO Contract that provides, inter alia, (A) the security for the Borrower's obligations under the FPSO Contract shall be limited to the Tinworth Escrow Account and (B) for the assignment of the FPSO Contract and of the Fred. Olsen Guarantee to IFC;

     (u) IFC has received satisfactory evidence that the GOG has confirmed the Borrower's working interest under the PSC, held solely in its own name, is equal to at least 30.35% during the exploration phase and at least 28.07% during the production phase and the GOG has approved the respective names and working interest percentages of each of the other Project Partners, as of the date of such approval.

     Section 5.02. Conditions of All Disbursements. The obligation of IFC to make any Disbursement, including the first Disbursement, is also subject to the conditions that:

     (a) no Event of Default and no Potential Event of Default has occurred and is continuing;

     (b) the proceeds of that Disbursement are, at the date of the relevant request, needed by the Borrower for the purpose of the Project, or will be needed for that purpose within six (6) months of that date or are needed to reimburse the Borrower for Project costs, excluding Existing Assets, incurred in connection with the Financial Plan;

     (c) since the date of this Agreement, nothing has occurred and is continuing that has or can reasonably be expected to have a Material Adverse Effect;

     (d) since December 31, 2001, the Borrower has not incurred any material loss or liability (except such liabilities as may be incurred in accordance with Section 6.02 (Negative Covenants ));

     (e) the representations and warranties made in Article IV are true and correct in all material respects on and as of the date of that Disbursement with the same effect as if those representations and warranties had been made on and as of the date of that Disbursement (but in the case of Section 4.01 (c) (Representations and Warranties), without the words in parentheses);

     (f) the proceeds of that Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country which is not a member of the World Bank or for goods produced in or services supplied from any such country;

     (g) IFC has received (if it so requires) a legal opinion or opinions in form and substance satisfactory to IFC, of IFC's counsel in Gabon, New York, New York, London, England and/or Texas, and concurred in by counsel for the Borrower in the relevant jurisdiction(s), with respect to any matters relating to that Disbursement;

     (h) after giving effect to that Disbursement, the Borrower would not be in violation of:

         (i)  its Charter;

         (ii) any provision contained in any document to which the Borrower is a party (including this Agreement) or by which the Borrower is bound; or

        (iii) any law, rule, regulation, Authorization or agreement or other document binding on the Borrower directly or indirectly limiting or otherwise restricting the Borrower's borrowing power or authority or its ability to borrow;

     (i) the Borrower has certified to IFC that no amendment has been made to the Borrower's Charter since June 14, 1995, or if any such amendment was made, IFC has received a copy of the Borrower's amended Charter and determined, in its reasonable judgment, that it is not inconsistent with the provisions of any Transaction Document and does not have or may not reasonably be expected to have a Material Adverse Effect;

     (j) IFC has received satisfactory evidence that the Project is in compliance with Agreed Environmental and Social Requirements;

     (k) the representations and warranties made by the Sponsor in Section 4.01 of the Guarantee Agreement and in Section 16.01 of the Subordination and Share Retention Agreement, respectively, are true and correct in all material respects on and as of the date of that Disbursement with the same effect as if those representations and warranties had been made on and as of the date of that Disbursement;

     (l) IFC has received satisfactory evidence that the Sponsor has funded and is maintaining a balance in the Sponsor Escrow Account equal to at least the Minimum Escrow Amount in accordance with the Escrow Account Agreement; and

     (m) IFC has received satisfactory evidence that, on and as of the date of that Disbursement, Sponsor's Long-term Debt to Equity Ratio does not exceed 70:30.

     Section 5.03. Borrower's Certification. The Borrower shall deliver to IFC with respect to each request for Disbursement:

     (a) certifications, in the form included in Schedule 2 signed by an Authorized Representative, relating to the conditions specified in Section 5.02 (Conditions of All Disbursements) (other than the condition in Section 5.02 (g)) expressed to be effective as of the date of that relevant Disbursement; and

     (b) such evidence as IFC may reasonably request of the proposed utilization of the proceeds of that Disbursement or the utilization of the proceeds of any prior Disbursement.

     Section 5.04. Conditions for IFC Benefit. The conditions in Section 5.01 through Section 5.03 are for the benefit of IFC and may be waived only by IFC in its sole discretion.

                                   ARTICLE VI

                              PARTICULAR COVENANTS


     Section 6.01. Affirmative Covenants. Unless IFC otherwise agrees, the Borrower shall:

     (a) carry out the Project and conduct its business with due diligence and efficiency and in accordance with (i) good international oil industry practices and standards; (ii) sound financial and business practices generally accepted in the international oil industry; (iii) the Full Field Development Plan; and (iv) all applicable laws and regulations;

     (b) cause the financing specified in the Financial Plan to be applied exclusively to the Project and use its best efforts to cause the Phase One Completion Date to occur before March 31, 2003;

     (c) maintain an accounting and control system, management information system and books of account and other records, which together adequately reflect truly and fairly the financial condition of the Borrower and the results of its operations in conformity with the Accounting Principles;

     (d) maintain at all times a firm of internationally recognized independent public accountants acceptable to IFC as auditors of the Borrower;

     (e) irrevocably authorize, in the form of Schedule 5, the Auditors (whose fees and expenses shall be for the account of the Borrower) to communicate directly with IFC at any time regarding the Borrower's accounts and operations, and provide to IFC a copy of that authorization, and, no later than thirty (30) days after any change in Auditors, issue a similar authorization to the new Auditors and provide a copy thereof to IFC;

     (f) upon IFC's request, such request to be made with reasonable prior notice to the Borrower, except if an Event of Default or Potential Event of Default is continuing or if special circumstances so require, permit representatives of IFC, during normal office hours, to:

         (i) visit the Project site and any of the premises where the business of the Borrower is conducted;

         (ii) inspect all facilities, plant and equipment comprised in the Project;

        (iii) have access to the Borrower's books of account and records; and

         (iv) have access to those employees and agents of the Borrower who have or may have knowledge of matters with respect to which IFC seeks information;

     (g) design, construct, operate, maintain and monitor all of its sites, plant, equipment and facilities in accordance with the Agreed Environmental and Social Requirements and any other applicable environmental, social and occupational health and safety laws, rules and regulations (including any international treaty obligations, if any) of the GOG and the local Gabonese authorities;

     (h) no less than sixty (60) days before the First Sale of Production, provide IFC with the Hazardous Material and Waste Management Plan and the Accidental Discharge and Prevention and Oil Spill Contingency and implement and comply with the same;

     (i) from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such further instruments as may reasonably be requested by IFC for perfecting or maintaining in full force and effect the Security or for re-registering the Security or otherwise to enable the Borrower to comply with its obligations under the Transaction Documents;

     (j) (i) obtain and maintain in force (and where appropriate, renew in a timely manner) all Authorizations (including, without limitation, any Authorizations from any Authority of the GOG and/or CEMAC) that are necessary for the implementation of the Project, the carrying out of the Borrower's business and operations generally and the compliance by the Borrower with all its obligations under the Transaction Documents and the Project Documents; and

         (ii) comply with all the conditions and restrictions contained in, or imposed on the Borrower by, those Authorizations;

     (k) on and after the Phase One Completion Date, maintain a balance in the VAALCO Retention Account equal to at least the Minimum Retention Amount in accordance with the VAALCO Accounts Agreement;

     (l) at least thirty (30) days prior to the First Sale of Production, deliver to IFC a signed copy of the Marketing Contract then in effect, which shall be substantially the same in form and substance as the form marketing contract provided to, and approved by, IFC as a condition of first Disbursement; and enter into and maintain in effect at all times thereafter a Marketing Contract substantially similar to such form marketing contract;

     (m) pay all royalties and all Taxes including license and other fees, which are properly assessed against it, not later than the due date therefore;

     (n) maintain at all times on and after the Phase One Completion Date, the DSCR, LOL and LOF at or above the Minimum Levels;

     (o) ensure that the funds in the VAALCO Accounts are used only as permitted in accordance with the Transaction Documents and that the funds in the Etame Accounts are used only as permitted in accordance with the Etame Accounts Agreement;

     (p) consult with IFC prior to the appointment by the Borrower of an expert or arbitrator pursuant to the provisions of any Project Document to resolve any disputes referred to in Section 6.03 (j);

     (q) make the ERS or, as appropriate, information contained in the ERS, available to all those who request it from the Borrower;

     (r) periodically review the form of the Annual Monitoring Report and advise IFC as to whether modification of the form is necessary based on any changes in the Project, and revise the form as agreed with IFC;

     (s) at all times duly maintain (i) its corporate existence in the State of Delaware; and (ii) any qualifications for doing business in Gabon and Texas under the laws of Gabon and Texas, respectively, and comply, in a timely manner, with all the laws applicable to it;

     (t) ensure that the interest rate of the Affiliate Loans shall not, at any time, be higher than the interest rate specified under this Agreement and that the term of the Affiliate Loans shall not be any shorter than the term of the Loan;

     (u) until the Phase One Completion Date occurs, ensure the Sponsor maintains a balance in the Sponsor Escrow Account equal to at least the Minimum Escrow Amount and has a Long-term Debt to Equity Ratio not in excess of 70:30;

     (v) contemporaneously with the execution of this Agreement, provide the Sponsor, the 1818 Fund and the VAALCO Accounts Bank with a copy of this Agreement;

     (w) in the event the GOG or any of its Authorities elects to exercise its preference rights under Article 24 and/or Article 25 of the PSC, ensure that any payments made by the GOG and/or its Authorities, following the exercise of such rights, are paid to the Etame Revenue Account or, if required to be paid elsewhere, are transferred promptly to the Etame Revenue Account;

     (x) comply with all of its obligations under the Project Documents and at all times maintain and enforce its rights under the Project Documents;

     (y) other than as required under Section 35 of the PSC, export its entire share (other than solely in its capacity as the Operator) of the oil produced from the Etame Field and receive Dollar-denominated sales proceeds therefor;

     (z) ensure adequate segregation of costs including financing thereof incurred in connection with the Project and any Non-Project Activity for the purpose of the books of account and other records in conformity with applicable law, the PSC, the JOA and any other relevant agreement and in accordance with the Accounting Principles; and

     (aa) prior to the election by any Project Partner to take any of its share of oil production from the Etame Field in kind, ensure that such Project Partner has entered into a Crude Sharing Agreement with the Operator that provides, inter alia, that all proceeds from the sale of such oil are deposited directly into the Etame Revenue Account, such agreement to be satisfactory in form and substance to IFC.

     Section 6.02. Negative Covenants. Unless IFC otherwise agrees, the Borrower shall not:

     (a) make any Restricted Payments:

         (i)      prior to the Phase One Completion Date;

         (ii) if, either prior to or after making such Restricted Payment, an Event of Default or Potential Event of Default shall occur or be continuing; or

         (iii) on a day which is fewer than fifteen (15) days after the repayment dates specified in Section 3.05;

provided always that if the Borrower is permitted to make any Restricted Payments pursuant to this Section 6.02 (a), such Restricted Payments shall be made in accordance with the terms of the VAALCO Accounts Agreement;

     (b) incur expenditures or commitments for expenditures for fixed or other non-current assets, other than those required for carrying out the Project or necessary for repairs, replacements and maintenance of satisfactory operating conditions that are essential to the Borrower's business or operations, unless those expenditures or commitments are incurred after the Phase One Completion Date and do not exceed an aggregate amount equivalent to one million Dollars ($1,000,000) in any Fiscal Year;

     (c) incur, assume or permit to exist any Debt except:

         (i)      the Loan; and

         (ii)     the Affiliate Loans; and

         (iii) Short-term Debt incurred in the ordinary course of business which, when aggregated with contingent liabilities arising from the discounting of trade receivables, would not exceed at any one time outstanding one million Dollars ($1,000,000);

     (d) enter into any agreement or arrangement to lease any property or equipment of any kind, except the FPSO Contract and leases of land/buildings and equipment, as necessary to carry on the Borrower's business and operate the Project;

     (e) enter into any Derivative Transaction or assume the obligations of any party to any Derivative Transaction unless the Derivative Transaction is consistent with a hedging program previously approved by IFC, which approval shall not be unreasonably withheld;

     (f) enter into any agreement or arrangement to guarantee or, in any way or under any condition, assume or become obligated for all or any part of any financial or other obligation of another Person except as required by the terms of the JOA;

     (g) create or permit to exist any Lien on any property, revenues or other assets, present or future, of the Borrower, except for:

         (i)      the Security;

         (ii) the naming of IFC as loss payee under the Borrower's insurance policies and/or the Borrower's share of the insurance policies related to the Etame Field (other than solely in its capacity as the Operator);

         (iii) the Lien to be created under the FPSO Contract and the Etame Accounts Agreement on the Tinworth Escrow Account; and

         (iv) any Lien arising from any tax, assessment or other governmental charge or other Lien arising by operation of law, in each case if the obligation underlying any such Lien is not yet due or, if due, is being contested in good faith by appropriate proceedings so long as:

                  (A) those proceedings do not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein, nor interfere in any material respect with the use or disposition thereof or the implementation of the Project or the carrying on of the business of the Borrower; and

                  (B) the Borrower has set aside adequate reserves sufficient to promptly pay in full any amounts that the Borrower may be ordered to pay on final determination of any such proceedings;

     (h) enter into any transaction except in the ordinary course of business on the basis of arm's-length arrangements (including, without limitation, transactions whereby the Borrower might pay more than the ordinary commercial price for any purchase or might receive less than the full ex-works commercial price (subject to normal trade discounts) for its products);

     (i) establish any sole and exclusive purchasing or sales agency;

     (j) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person;

     (k) enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person;

     (l) form or have any Subsidiary;

     (m) make or permit to exist loans or advances to, or deposits (except commercial bank deposits in the ordinary course of business) with, other Persons or investments in any Person or enterprise other than as permitted by the VAALCO Accounts Agreement, the Etame Accounts Agreement and Section 4.8 of the JOA and the Accounting Procedures set forth in Exhibit "A" to the JOA;

     (n) change its Charter in any manner which would be inconsistent with the provisions of any Transaction Document;

     (o) change its Fiscal Year;

     (p) change in any material way the nature or scope of the Project or change the nature of its present or contemplated business or operations;

     (q) sell, transfer, lease or otherwise dispose of all or a substantial part of its assets, other than inventory, whether in a single transaction or in a series of transactions, related or otherwise other than assets that have been worn out or obsolete and are replaced or upgraded or that are no longer required for the purposes of carrying out the Project, in each case in the ordinary course of business and in a manner consistent with the Transaction Documents;

     (r) undertake or permit any merger, spin-off, consolidation or reorganization;

     (s) terminate, amend or grant any waiver with respect to any provision of any Project Document; provided that the Borrower may from time to time amend or grant waivers with respect to (i) provisions of a Project Document (other than the PSC, JOA and the Etame Accounts Agreement) if necessary for the implementation and safe and efficient operation of the Project so long as such amendments or waivers have no Material Adverse Effect and do not change any material provisions such as the parties to such Project Documents, pricing and payment and term, etc.; and (ii) provisions of the PSC and/or the JOA solely for the purposes of effectuating a permitted transfer of interests thereunder by one of the other Project Partners but in no event by the Borrower;

     (t) prepay (whether voluntarily or involuntarily) any Affiliate Loan, unless the Borrower gives IFC at least thirty (30) days advance notice of its intention to make the proposed prepayment and, if IFC so requires, the Borrower contemporaneously prepays a proportion of the Loan equivalent to the proportion of the Affiliate Loans relating to the Project being prepaid, such prepayment to be made in accordance with the provisions of Section 3.06 (Prepayment) except that there shall be no minimum amount or advance notice period for that prepayment;

     (u) use the proceeds of any Disbursement in the territories of any country which is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country;

     (v) engage in any business activity outside the scope of the PSC and with respect to activities within the scope of the PSC, any business activity that might hinder the completion and normal operations of the Project or the Borrower's ability to perform fully its obligations under the Transaction Documents and Project Documents;

     (w) make (and shall not authorize or permit any Affiliate or any other Person, acting on its behalf to make) with respect to the Project or any transaction contemplated by this Agreement, any Prohibited Payment. The Borrower further covenants that should IFC notify the Borrower of its concerns that there has been a violation of the provisions of this Section or of Section 4.01 (p) of this Agreement, it shall cooperate in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC's request; and

     (x) reduce its working interest under the PSC below 30.35% during the exploration phase and below 28.07% during the production phase.

     Section 6.03. Reporting Requirements. Unless IFC otherwise agrees, the Borrower shall:

     (a) as soon as available but in any event within sixty (60) days after the end of each Fiscal Quarter, deliver to IFC:

         (i) two (2) copies of the Borrower's complete financial statements for such quarter prepared in accordance with the Accounting Principles;

         (ii) until the Full Field Development Plan has been implemented, a report, in the form attached as Schedule 6, on the progress in implementation of the Project, including any factors that have or could reasonably be expected to have a Material Adverse Effect;

         (iii) after the Full Field Development Plan has been implemented, a report on any factors that have or could reasonably be expected to have a Material Adverse Effect;

         (iv) a certificate from an Officer of the Borrower attaching a description of available data on monthly rates for oil, gas and water production and injection rates and other items of maintenance and improvements and extraordinary items relating to the Project; and

         (v) a statement of all transactions during that quarter between the Borrower and each of its Affiliates, if any, and a certification by an Officer of the Borrower that those transactions were on the basis of arm's-length arrangements;

     (b) as soon as available but in any event within ninety (90) days after the end of each Fiscal Year, deliver to IFC:

         (i) two (2) copies of its complete and audited financial statements for that Fiscal Year (which are in agreement with its books of account and prepared in accordance with the Accounting Principles), together with the Auditors' audit report on them, all in form satisfactory to IFC;

         (ii) a management letter and such other communication from the Auditors to the Borrower or its management commenting, with respect to that Fiscal Year, on, among other things, the adequacy of the Borrower's financial control procedures, accounting systems and management information system and on the deficiencies, if any, that the Auditors consider material in the Borrower's financial accounting and other systems, management and accounts;

         (iii) a report by the Auditors certifying that, on the basis of its financial statements, the Borrower was in compliance with the financial ratios and financial covenants contained in Sections
                  6.01 (Affirmative Covenants) and 6.02 (Negative Covenants) as of the end of that Fiscal Year or, as the case may be, detailing any non-compliance;

         (iv) a report by the Borrower on its operations during that Fiscal Year, in the form of, and addressing the topics listed in,
                  Schedule 7;

         (v) a statement by the Borrower of all transactions between the Borrower and each of its Affiliates, if any, during that

                  Fiscal Year, and a certification by an Officer of the Borrower that those transactions were on the basis of arm's-length arrangements; and

         (vi) a certification from an Officer of the Borrower that, to the best of such Officer's knowledge after due inquiry, there exists no Event of Default or Potential Event of Default or, if such event exists, specifying its nature, the period of its existence and what action the Borrower proposes to take with respect to it;

     (c) deliver to IFC, promptly following receipt, a copy of any management letter or other communication sent by the Auditors (or any other accountants retained by the Borrower) to the Borrower or its management in relation to the Borrower's financial, accounting and other systems, management or accounts, if not provided pursuant to Section 6.03 (b) (ii);

     (d) within ninety (90) days after the end of each Fiscal Year, deliver to IFC an Annual Monitoring Report, confirming compliance with the applicable national or local requirements, the Agreed Environmental and Social Requirements, together with (A) the action being taken to ensure compliance and
(B) a written report verifying the contents of that annual monitoring report, prepared by an independent third party consultant of the Borrower, acceptable to IFC;

     (e) as soon as possible but no later than three (3) days after its occurrence, notify IFC by facsimile of any incident or accident which has or may reasonably be expected to have an adverse effect on the environment, health or safety, including, without limitation, explosions, spills or workplace accidents which result in death, serious or multiple injury or major pollution, specifying, in each case, the nature of the incident or accident, the on-site and off-site impacts arising or likely to arise therefrom and the measures the Borrower is taking or plans to take to address those impacts; and keep IFC informed of the on-going implementation of those measures;

     (f) give notice to IFC, concurrently with the Borrower's notification to its stockholders, of any meeting of its stockholders, such notice to include the agenda of the meeting; and, as soon as available, deliver to IFC two (2) copies of:

         (i) all notices, reports and other communications of the Borrower to its stockholders, whether any such communication has been made on an individual basis or by way of publication in a newspaper or other communication medium; and

         (ii)     the minutes of all stockholders' meetings;

     (g) give notice to IFC of any meetings of the Operating Committee and the Technical Committee (as each such term is defined in the JOA) and the Technical Consulting Committee (as such term is defined in PSC); and, as soon as available, deliver to IFC two (2) copies of:

         (A) all notices, reports and other communications material to the Etame Field distributed in connection with such meetings; and

         (B)      the minutes of all such meetings;

     (h) deliver copies to IFC of all Work Programs and Budgets (as such term is defined in the JOA) for the Etame Field approved by the Operating Committee pursuant to the JOA;

     (i) promptly notify IFC of any proposed change in the nature or scope of the Project or the business or operations of the Borrower and of any event or condition which has or may reasonably be expected to have a Material Adverse Effect;

     (j) promptly upon becoming aware of (i) any litigation or administrative proceedings before any Authority or arbitral body to which the Borrower is or may become a party; (ii) any material dispute with any Authority or any other Project Partner; (iii) any technical or other material disputes with any other third party under any Project Document; (iv) the occurrence of any event of force majeure under any Project Document, notify IFC by facsimile of that event specifying the nature of that litigation, the proceedings or the event and the steps the Borrower is taking or proposes to take with respect thereto;

     (k) promptly upon the occurrence of an Event of Default or Potential Event of Default, notify IFC by facsimile specifying the nature of that Event of Default or Potential Event of Default and any steps the Borrower is taking to remedy it;

     (l) provide to IFC, in a timely manner, the insurance certificates and other information referred to in Section 6.04 (d) (Insurance);

     (m) following the Phase One Completion Date, provide to IFC a Reserve Certification, at the Borrower's expense, within sixty (60) days of the end of each Fiscal Year and, from time to time but no more than two (2) times per Fiscal Year, as otherwise reasonably requested by IFC, provided that:

         (i) if IFC or the Borrower fails to dispute the accuracy of the Reserve Certification within a period of 30 days from the Reserve Certification being provided, the parties will be deemed to have accepted the Reserve Certification for the purposes of determining Proved Reserves and Proved Developed Reserves for the period covered by the Reserve Certification;

         (ii) if IFC notifies the Borrower or the Borrower notifies IFC (such notice to IFC to be given at the same time as the Borrower provides the Reserve Certification to IFC) that it disputes the accuracy of the information contained in the Reserve Certification, IFC and the Borrower, shall use all reasonable endeavors to resolve the dispute within a period of 30 days from the Reserve Certification being provided;

         (iii) if the parties cannot resolve the dispute within the 30 day period specified in Section 6.03(m)(ii), the dispute shall be determined by an independent consultant, having internationally recognized experience and expertise in the determination of petroleum reserves (deemed to be acting as an expert and not as an arbitrator), who shall be selected by IFC with the consent of the Borrower, (such consent not to be unreasonably withheld);

         (iv) if the Borrower disputes IFC's selection in good faith within 10 days of being notified by IFC of its selection, the independent consultant shall be selected by the then President of the Society of Petroleum Engineers (UK); and

         (v) the independent consultant shall be directed to provide a written determination on the dispute within a period of 60 days from the date of his appointment and that decision shall be binding on the parties and shall constitute the agreement on Proved Reserves and Proved Developed Reserves for the period covered by the Reserve Certification.

     (n) within sixty (60) days of each Financial Year, provide IFC with a copy of the IFC Base Case in accordance with Section 6.05;

     (o) promptly notify IFC if (i) the GOG or any of its Authorities notifies the Borrower that the GOG is exercising its preference rights under Article 24 and/or Article 25 of the PSC or (ii) the Borrower has reason to believe the GOG and/or any of its Authorities intends to exercise such rights; and

     (p) promptly provide to IFC such other information as IFC from time to time requests about the Borrower, its assets and the Project.

     Section 6.04. Insurance.


     (a) Insurance Requirements and Borrower's Undertakings. Unless IFC otherwise agrees, the Borrower shall:

         (i) insure and keep insured, with financially sound and reputable insurers, all its assets and business against all insurable losses to include the insurances specified in Annex A and any insurance required by law;

         (ii) punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each insurance policy;

         (iii) promptly notify the relevant insurer of any claim by the Borrower under any policy written by that insurer and diligently pursue that claim;

         (iv)     comply with all warranties under each policy of insurance;

         (v) not do or omit to do, or permit to be done or not done, anything which might prejudice the Borrower's, or, where IFC is a loss payee or an additional named insured, IFC's right to claim or recover under any insurance policy; and

         (vi) not vary, rescind, terminate, cancel or cause a material change to any insurance policy;

         provided always that if at any time and for any reason any insurance required to be maintained under this Agreement shall not be in full force and effect, then IFC shall thereupon or at any time while the same is continuing be entitled (but have no such obligation) on its own behalf to procure such insurance at the expense of the Borrower and to take all such steps to minimize hazard as IFC may consider expedient or necessary.

     (b) Policy Provisions. Each insurance policy required to be obtained pursuant to this Section 6.04 shall be in English language, be on terms and conditions acceptable to IFC, and shall contain cut-through provisions, together with provisions to the effect that:

         (i) no policy can expire nor can it be canceled or suspended by the Borrower or the insurer for any reason (including failure to renew the policy or to pay the premium or any other amount) unless IFC and, in the case of expiration or if cancellation or suspension is initiated by the insurer, the Borrower receive at least forty-five (45) days' notice (or such lesser period as IFC may agree in respect of cancellation, suspension or termination in the event of war and kindred peril) prior to the effective date of termination, cancellation or suspension;

         (ii) IFC and all contractors working at the Project site during the construction phase are named as additional named insured on all liability policies obtained by the Borrower pursuant to Annex A and, to the best of the Borrower's efforts, on any liability policies obtained by third parties in connection with the Project;

         (iii) where relevant, all its provisions (except those relating to limits of liability) shall operate as if they were a separate policy covering each insured party;

         (iv) on every insurance policy on the Borrower's assets which are the subject of the Security and for business interruption or delayed start-up, IFC is named as loss payee for any claim of, or any series of claims arising with respect to the same event whose aggregate amount is, the equivalent of five hundred thousand Dollars ($500,000) or more (which amount relates to the Etame Field as a whole and not just the Borrower's working interest therein).

     (c) Application of Proceeds.

         (i) At its discretion, IFC may remit the proceeds of any insurance paid to it to the Borrower to repair or replace the relevant damaged assets or may apply such proceeds towards any amount payable to IFC under this Agreement, including to repay or prepay all or any part of the Loan in accordance with Section
                  3.06 (Prepayment); provided that
                  there shall be no minimum amount or notice period or prepayment fee for any such prepayment.

         (ii) The Borrower shall use any insurance proceeds it receives (whether from IFC or directly from the insurers) with respect to the Borrower's interest in the Etame Field Assets (other than solely in its capacity as the Operator) for loss of or damage to any asset solely to replace or repair that asset consistently with good international oil and gas practices.

     (d) Reporting Requirements. Unless IFC otherwise agrees, the Borrower shall provide to IFC the following:

         (i) as soon as possible after its occurrence, notice of any event which entitles the Borrower to claim for an aggregate amount exceeding the equivalent of five hundred thousand Dollars ($500,000) under any one or more insurance policies;

         (ii) within thirty (30) days after any insurance policy is issued to the Borrower, a copy of that policy incorporating any loss payee provisions required under Section 6.04 (b) (iv) (unless that policy has already been provided to IFC pursuant to
                  Section 5.01 (i) (Conditions of First Disbursement));

         (iii) not less than ten (10) days prior to the expiry date of any insurance policy (or, for insurance with multiple renewal dates, not less than ten (10) days prior to the expiry date of the policy on the principal asset), a certificate of renewal from the insurer, insurance broker or agent confirming the renewal of that policy and the renewal period, the premium, the amounts insured for each asset or item and any changes in terms or conditions from the policy's issue date or last renewal, and confirmation from the insurer that provisions naming IFC as loss payee or additional named insured, as applicable remain in effect;

         (iv) such evidence of premium payment as IFC may from time to time request; and

         (v) any other information or documents on each insurance policy as IFC requests from time to time.

     Section 6.05. IFC Base Case. (a) The IFC Base Case shall be prepared, and the Net Cash Flow, DSCR, LOL and LOF determined, on the basis of assumptions determined in accordance with Section 6.05 (b). The IFC Base Case shall be updated by the Borrower, in accordance with the latest Reserve Certification and other relevant information, and submitted by the Borrower to IFC within sixty days (60) days of the end of each Fiscal Year, together with updated calculations of the DSCR, LOF and LOL as at the end of each such Fiscal Year and all future periods covered by the IFC Base Case.

     (b) For the purpose of preparing the IFC Base Case and determining the Net Cash Flow, DSCR, LOL and LOF the technical assumptions will be determined by the Independent Engineer and set out in the most recent Reserve Certification.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     Section 7.01. Acceleration after Default. If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), IFC may, by notice to the Borrower, require the Borrower to repay the Loan or such part of the Loan as is specified in that notice. On receipt of any such notice, the Borrower shall immediately repay the Loan (or that part of the Loan specified in that notice) and pay all interest accrued on it, the prepayment fee specified in Section 3.06 on the amount of the Loan whose payment is accelerated, and any other amounts then payable under this Agreement. The Borrower waives any right it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

     Section 7.02. Events of Default. It shall be an Event of Default if:

     (a) the Borrower fails to pay when due any part of the principal of, or interest on, the Loan or any fees payable in connection therewith and such failure continues for a period of five (5) days;

     (b) the Borrower fails to pay when due any part of the principal of, or interest on, any loan from IFC to the Borrower other than the Loan and any such failure continues for the relevant period of grace provided for in the agreement providing for that loan;

     (c) the Borrower fails to comply with any of its obligations under this Agreement or any other Transaction Document or any other agreement between the Borrower and IFC (other than as set out in subsections (a) and (b) or as expressly addressed in this Section 7.02 below), and any such failure continues for a period of thirty (30) days after the date on which IFC notifies the Borrower of that failure or, if earlier, the date on which the Borrower becomes aware of such failure;

     (d) any party to a Transaction Document (other than IFC or the Borrower) fails to observe or perform any of its obligations under that Transaction Document, and any such failure continues for a period of thirty (30) days after the date on which IFC notifies the Borrower of that failure or, if earlier, the date on which the Borrower becomes aware of such failure;

     (e) any representation or warranty made in Article IV or in connection with the execution of, or any request (including a request for Disbursement) under, this Agreement or any other Transaction Document is found to be incorrect in any material respect;

     (f) any Authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial part of the property or other assets of the Borrower or of its capital stock, or assumes custody or control of that property or other assets or of the business or operations of the Borrower or of its capital stock, or takes any action for the dissolution or disestablishment of the Borrower or any action that would prevent the Borrower or its officers from carrying on all or a substantial part of its business or operations;

     (g) the Borrower:

         (i) takes any step (including petition, giving notice to convene or convening a meeting) for the purpose of making, or proposes or enters into, any arrangement, assignment or composition with or for the benefit of its creditors;

         (ii) ceases or threatens to cease to carry on its business or any substantial part of its business; or

         (iii) is unable, or admits in writing its inability to pay its debts as they fall due or otherwise becomes insolvent;

     (h) an order is made or an effective resolution passed or analogous proceedings taken for the Borrower's winding up, bankruptcy or dissolution or a petition is presented or analogous proceedings taken for the winding up or dissolution of the Borrower;

     (i) any encumbrancer lawfully takes possession, or a liquidator, judicial custodian, receiver, administrative receiver or trustee or any analogous officer is appointed, of the whole or any material part of the undertaking or assets of the Borrower or an attachment, sequestration, distress or execution (or analogous process) is levied or enforced upon or issued against any of the assets or property of the Borrower for an amount in excess of the equivalent of five hundred thousand Dollars ($500,000) and is not discharged within thirty
(30) days; or

     (j) any other event occurs which under any applicable law would have an effect analogous to any of those events listed in Section 7.02 (g), Section 7.02
(h) and Section 7.02 (i);

     (k) the Borrower fails to pay any of its Debt (other than the Loan or any other loan from IFC to the Borrower) or to perform any of its obligations under any agreement pursuant to which there is outstanding any Debt, and any such failure continues for more than any applicable period of grace or any such Debt becomes prematurely due and payable or is placed on demand, provided such non-payment or non-performance will not be an Event of Default if (i) such non-payment or non-performance relates to a Debt not exceeding one hundred fifty thousand Dollars ($150,000) and (ii) is being contested by the Borrower in good faith in a court of competent jurisdiction for reasons other than its inability to make due and punctual payment and for which the Borrower has set aside adequate reserves;

     (l) any Authorization necessary for the Borrower to perform and observe its obligations under any Transaction Document, or to carry out the Project, is not obtained when required or is rescinded, terminated, lapses or otherwise ceases to be in full force and effect, including with respect to the remittance to IFC or its assignees, in Dollars, of any amounts payable under any Transaction Document, and is not restored or reinstated within thirty (30) days of notice by IFC to the Borrower requiring that restoration or reinstatement;

     (m) any Security Document or any of its provisions:

         (i) is revoked, terminated or ceases to be in full force and effect or ceases to provide the security intended or the priority contemplated under this Agreement, the 1818 Fund Subordination Agreement and/or the Subordination and Share Retention Agreement, without, in each case, the prior consent of IFC;

         (ii)     becomes unlawful or is declared void; or

         (iii) is repudiated or its validity or enforceability is challenged by any Person and any such repudiation or challenge continues for a period of thirty (30) days, during which period such repudiation or challenge has no effect;

     (n) any Transaction Document (other than a Security Document) or any of its provisions:

         (i) is revoked, terminated or ceases to be in full force and effect without, in each case, the prior consent of IFC, and that event, if capable of being remedied, is not remedied to the satisfaction of IFC within thirty (30) days of IFC's notice to the Borrower; or

         (ii)     becomes unlawful or is declared void;

     (o) any Transaction Document (other than a Security Document) is repudiated or the validity or enforceability of any of its provisions at any time is challenged by any Person and such repudiation or challenge is not withdrawn within thirty (30) days of IFC's notice to the Borrower requiring that withdrawal; provided that no such notice shall be required or, as the case may be, the notice period shall terminate if and when such repudiation or challenge becomes effective;

     (p) any Project Document;

         (i) is breached by any party to it and that breach has or could reasonably be expected to have a Material Adverse Effect; or

         (ii) is revoked, terminated or ceases to be in full force and effect without the prior consent of IFC, or performance of any of the material obligations under any such agreement becomes unlawful or any such agreement is declared to be void or is repudiated or its validity or enforceability at any time is challenged by any party to it;

     (q) the Borrower ceases to be the Operator of the Project and the Person designated as the Operator is not acceptable to IFC;

     (r) the Borrower's right to participate in the Etame Field is revoked;

     (s) Control of the Sponsor and/or the Borrower is transferred from the 1818 Fund to any Person without the consent of IFC, provided such consent shall not be unreasonably withheld if the proposed transferee has a proven technical record in the international oil industry, if relevant, sound financial standing and, in IFC's reasonable judgment, a good reputation;

     (t) the Borrower, the Sponsor and/or any of their respective Affiliates has been found by a judicial process or other official inquiry to have offered or given something of value to influence the action of an Official, or to have threatened injury to person, property or reputation, in connection with the Project in order to obtain or retain business or other improper advantage in the conduct of business;

     (u) the Phase One Completion Date does not occur by March 31, 2003;

     (v) a final judgment, order or arbitral award for the payment of money in excess of the equivalent of five hundred thousand Dollars ($500,000) is rendered against the Borrower or any of its properties and that judgment, order or arbitral award continues to be unsatisfied for a period of thirty (30) days;

     (w) the Borrower ceases to carry on its business; or the Project is abandoned by the Borrower or, following the Phase One Completion Date, the operation of the Project is interrupted for more than 180 consecutive days;

     (x) any of the events specified in Section 7.02 (g) through (k) or in
Section 7.02 (v) occur to the Sponsor or its properties, assets or share capital; provided that, in the case of Section 7.02 (k) and Section 7.02 (v), such event shall only be an Event of Default if the aggregate amount of the unpaid Debt or the final judgment, order or award, as the case may be, exceeds one million Dollars ($1,000,000) or its equivalent;

     (y) any amendment, waiver or termination of the Etame Accounts Agreement without IFC's prior written consent;

     (z) at any time before the Phase One Completion Date occurs, the Sponsor's Long-term Debt to Equity Ratio exceeds 70:30;

     (aa) at any time on or after the date of first Disbursement and before the Phase One Completion Date occurs, the balance in the Sponsor Escrow Account is less than the Minimum Escrow Amount; or

     (bb) at any time on or after the Phase One Completion Date occurs, the balance in the VAALCO Retention Account is less than the Minimum Retention Amount.

     Section 7.03. Bankruptcy. If the Borrower is liquidated or declared bankrupt, the Loan, all interest accrued on it and any other amounts payable under this Agreement will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower waives.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.01. Saving of Rights. (a) The rights and remedies of IFC in relation to any misrepresentation or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of IFC into the affairs of the Borrower, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of IFC in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

     (b) No course of dealing or waiver by IFC in connection with any condition of Disbursement of the Loan under this Agreement shall impair any right, power or remedy of IFC with respect to any other condition of Disbursement, or be construed to be a waiver thereof; nor shall the action of IFC with respect to any Disbursement affect or impair any right, power or remedy of IFC with respect to any other Disbursement.

     (c) Unless otherwise notified to the Borrower by IFC and without prejudice to the generality of Section 8.01 (b), the right of IFC to require compliance with any condition under this Agreement which may be waived by IFC with respect to any Disbursement is expressly preserved for the purposes of any subsequent Disbursement.

     (d) No course of dealing and no failure or delay by IFC in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise; nor shall the action of IFC with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of IFC with respect to any other default.

     Section 8.02. Notices. (a) Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Sections 6.03
(e), (j) and (k) (Reporting Requirements) and Section 8.05 (j) (Applicable Law and Jurisdiction), any such communication may be delivered by hand, airmail, facsimile or established courier service to the party's address specified below (or at such other address as such party notifies to the other party from time to time) and will be effective upon receipt.

     For the Borrower:

         VAALCO Gabon (Etame), Inc.
         4600 Post Oak Place
         Suite 309
         Houston, TX  77027
         United States of America.

         Facsimile:  713-623-0982

         Attention:     President

     For IFC:

         International Finance Corporation
         2121 Pennsylvania Avenue, N.W.
         Washington, D.C. 20433
         United States of America

         Facsimile:     (202) 974-4322

         Attention:     Director, Oil, Gas and Chemicals Department

         With a copy (in the case of communications relating to payments) sent to the attention of the Senior Manager, Financial Operations Unit, at:

         Facsimile:  202-974-4371.

     (b) The Borrower shall ensure that any notices delivered pursuant to a Project Document that are to be provided to IFC, either directly or through the Borrower, shall be delivered by one of the methods specified in Section 8.02
(a).

     Section 8.03. English Language. (a) All documents to be provided or communications to be given or made under this Agreement shall be in the English language.

     (b) To the extent that the original version of any document to be provided, or communication to be given or made, to IFC under this Agreement or any other Transaction Document is in a language other than English, that document or communication shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original. IFC may, if it so requires, obtain an English translation of any document or communication received in another language other than English at the cost and expense of the Borrower. IFC may deem any such English translation to be the governing version between the Borrower and IFC.

     Section 8.04. Term of Agreement. This Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.

     Section 8.05. Applicable Law and Jurisdiction. (a) This Agreement is governed by and shall be construed in accordance with the laws of England.

     (b) For the exclusive benefit of IFC, the Borrower irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which the Borrower is a party may be brought in the courts of England. By the execution of this Agreement, the Borrower irrevocably submits to the non-exclusive jurisdiction of such courts in any such action, suit or proceeding. Final judgment against the Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including Gabon and Delaware, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

     (c) Nothing in this Agreement shall affect the right of IFC to commence legal proceedings or otherwise sue the Borrower in Gabon, Delaware or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Borrower in any manner authorized by the laws of any such jurisdiction.

     (d) The Borrower hereby irrevocably designates, appoints and empowers the Chief Executive and the Head of the Litigation Group of Bird & Bird located at 90 Fetter Lance, London EC4A 1JP (reference VAAEN.0001), as its authorized agent solely to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding IFC may bring in the courts of England.

     (e) As long as this Agreement or any other Transaction Document to which the Borrower is a party remains in force, the Borrower shall maintain a duly appointed and authorized agent to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding brought by IFC in the courts of England with respect to this Agreement or such other Transaction Documents. The Borrower shall keep IFC advised of the identity and location of such agent.

     (f) The Borrower irrevocably waives:

         (i) any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section; and

         (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

     (g) To the extent that the Borrower may be entitled in any jurisdiction to claim for itself or its assets immunity with respect to its obligations under this Agreement or any other Transaction Document to which it is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed), may be attributed to it or its assets, the Borrower irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent now or in the future permitted by the laws of such jurisdiction.

     (h) The Borrower also consents generally with respect to any proceedings arising out of or in connection with this Agreement or any other Transaction Document to which it is a party to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

     (i) To the extent that the Borrower may, in any suit, action or proceeding brought in any of the courts referred to in Section 8.05 (b) or a court of Gabon, Delaware or elsewhere arising out of or in connection with this Agreement or any other Transaction Document to which the Borrower is a party, be entitled to the benefit of any provision of law requiring IFC in such suit, action or proceeding to post security for the costs of the Borrower, or to post a bond or to take similar action, the Borrower hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of Gabon, Delaware or, as the case may be, the jurisdiction in which such court is located.

     (j) The Borrower also irrevocably consents, if for any reason the Borrower's authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in England, to service of such papers being made out of those courts by mailing copies of the papers by registered air mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02 (Notices). In such a case, IFC shall also send by facsimile, or have sent by facsimile, a copy of the papers to the Borrower.

     Section 8.06. Disclosure of Information. (a) IFC may disclose any documents or records of, or information about, this Agreement or any other Transaction Document, or the assets, business or affairs of the Borrower to:

         (i)      its outside counsel, auditors and rating agencies,

         (ii) any other Person as IFC may deem appropriate in connection with any proposed sale, transfer, assignment or other disposition of IFC's rights under this Agreement or any Transaction Document or otherwise for the purpose of exercising any power, remedy, right, authority, or discretion relevant to this Agreement or any other Transaction Document.

     (b) The Borrower acknowledges and agrees that, notwithstanding the terms of any other agreement between the Borrower and IFC, a disclosure of information by IFC in the circumstances contemplated by Section 8.06 (a) does not violate any duty owed to the Borrower under this Agreement or under any such other agreement.

     Section 8.07. Successors and Assignees. This Agreement binds and benefits the respective successors and assignees of the parties. However, the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior consent of IFC.

     Section 8.08. Amendments, Waivers and Consents. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties.

     Section 8.09 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

     Section 8.10. Severability. To the fullest extent permitted by law, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision hereof in such jurisdiction or of such or any other provision in any other jurisdiction.

     Section 8.11. Rights of Third Parties. A Person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.


                                    VAALCO GABON (ETAME), INC.

                                    By    :
                                            ------------------------------------

                                    Name  :
                                            ------------------------------------

                                    Title :
                                            ------------------------------------


                                    INTERNATIONAL FINANCE CORPORATION

                                    By    :
                                            ------------------------------------

                                    Name  :
                                            ------------------------------------

                                    Title :
                                            ------------------------------------

                                                                         ANNEX A
                                                                     Page 1 of 7


                         MINIMUM INSURANCE REQUIREMENTS

     The Borrower shall effect and maintain the following insurance covers, at all times during the period of the Loan Agreement, under forms of policies and with insurers and reinsurers acceptable to IFC, in the following terms:


1. MARINE CARGO INSURANCE, (FOR IMPORTED PLANT AND EQUIPMENT) covering imports (and returns if applicable) of plant, equipment, machinery and materials to the Project site;

     Cover is to be on the basis of Institute Cargo Clauses (A) plus War, plus Strike, Riot and Civil Commotion and should include a minimum of 60 days of storage on site.

     Sum Insured             :  No less than the value of all plant,
                                equipment and supplies, plus insurance and freight (CIF).

     Deductibles             :  Not to exceed US$ 50,000 each loss.

     Insured                 :  The Project Partners and IFC.

     General                 :  Cover to include 50/50 Clause.

2.   CONSTRUCTION "ALL RISKS" ("CAR")/ BUILDERS' RISK

     Cover                   :  All contract works executed and in the
                                course of execution, materials and temporary works, against "all risks" of physical loss or damage, except as may be excluded in the policy.

     Sum Insured             :  An amount sufficient to pay claims on a
                                reinstatement basis.

     Deductibles             :  In respect of any one occurrence, arising
                                during the construction and testing period:

                                                                     ANNEX A
                                                                 Page 2 of 7

                                i)  from Storm, Tempest,       Not more than
                                    Flood, Water Damage,       US$500,000
                                    Tsunami, Subsidence
                                    and Collapse

                                ii) from any other cause       Not more than
                                                               US$500,000

     Period of Cover         :  From (i) the date on which the flowlines are
                                completed, which is expected to be on or about May 1, 2002, and during procurement, site preparation, construction, testing and commissioning and start-up and until entry into production or (ii) the commencement of the Operational Phase insurances as referred to herein, plus 12 months maintenance period.

     Insured                 :  The Project Partners, the Project
                                contractors and suppliers and IFC.

     General                 :  a)      Cover shall include transit within
                                        Gabon of locally procured goods and
                                        materials.

                                b)      Claims will be paid in the currency
                                        in which the cost is incurred.

                                c)      The insurers and reinsurers to waive
                                        all rights of subrogation against
                                        each insured party hereunder.

                                d)      Faulty Design coverage is to be
                                        included to the extent that coverage
                                        is available. The sum insured should
                                        be on a full replacement cost basis
                                        and should include any 'free issue'
                                        supplied to the management
                                        contractor such as start up
                                        electricity costs etc.

                                e)      Both Ocean Marine and CAR covers
                                        shall carry a 50/50 hidden damage
                                        provision.

                                                                         ANNEX A
                                                                     Page 3 of 7

3.   OPERATIONAL INSURANCES:

     A.  COVERAGE:

                  Section A(i):     Platform/Pipeline Physical Damage Insurance
                                    including Removal of Debris or Wreck.

                  Section A(ii):    Removal of Debris and /or Wreck only.

                  Section B:        Operator's Extra Expense.

                  Section C:        Business Interruption/Extra Expense.

                  Section D(i):     Umbrella Liabilities including liability
                                         arising from U.S. operations.

                  Section D(ii):    Excess Umbrella Liabilities including
                                    liability arising from U.S. operations.

                  Section E:        Limited Terrorist Coverage.

                  Section F:        Hull & Machinery.

     B.  SUM INSURED/LIMIT OF LIABILITY

                  Section A(i):     The replacement value of the property
                                    insured, but not to exceed the scheduled value, but a separate and additional limit up to $5,000,000 any one occurrence in respect of Removal of Debris and/or Wreck, not to exceed the scheduled value.

                  Section A(ii):    $1,000,000 any one occurrence.

                                                                         ANNEX A
                                                                     Page 4 of 7

                  Section B:        $25,000,000 (100%) any one occurrence, but
                                    $10,000,000 (100%) any one occurrence in respect of Onshore U.S.A. Operations, and a separate and additional $1,000,000 (100%) any one occurrence for Care, Custody and Control.

                  Section C:        At a minimum, All Fixed Expenses, including
                                    principal, interest and fees under the Loan
                                    Agreement, for the agreed indemnity period

                  Section D(i):     $5,000,000 any one accident or occurrence
                                    and in the aggregate as applicable.

                  Section D(ii):    $20,000,000 any one accident or occurrence
                                    and in the aggregate as applicable.

                  Section E:        As per agreed values and/or limits in the
                                    applicable sections herein.

                  Section F:        Agreed Value ( to be confirmed by IFC )

     C.  DEDUCTIBLES AND/OR EXCESS:

                  Section A(i):    $250,000 each loss or occurrence deductible
                                    excluding Total or Constructive Total Loss.
                                    The deductible applicable to the Nido CALM
                                    Buoy is $150,000 each loss or occurrence, excluding Total or Constructive Total Loss.

                  Section A(ii):    $250,000 any one occurrence.

                  Section B:        $250,000 (100%) each loss or occurrence
                                    deductible, except $100,000 each loss or occurrence deductible in respect of Onshore
                                    U.S.A. Operations and Care, Custody, and
                                    Control which shall be subject to a $25,000
                                    (100%) deductible each loss or occurrence.

                  Section C:        Not more than 30 days.

                                                                         ANNEX A
                                                                     Page 5 of 7

                  Section D(i):     Excess of underlyings as per schedule, or
                                    $100,000 self-insured retention, as
                                    applicable.

                  Section D(ii):    Excess of Section Di.

                  Section E:        As per the deductible and/or excess in the
                                    applicable sections.

                  Section F:        To be agreed by IFC.

4.   THIRD PARTY LIABILITY INSURANCE:

     For construction and operational periods, third party liability insurances with a minimum limit of indemnity of US$10,000,000 and shall include full cross liabilities.

5.   MISCELLANEOUS

     Other insurance which,

     a) is customary or necessary to comply with local or other requirements, such as contractual insuring responsibility, Workers' Compensation and Employers' Liability insurances in relation to all workmen employed at the Project or in connection with its operation; motor vehicle liability insurance for all vehicles owned, hired, leased, used or borrowed for use in Gabon in connection with the Project;

     b) is considered by the Borrower to be desirable or prudent, or required by IFC, such as Directors' and Officers' insurance; or

     c)   are required by local legislation.


6.   GENERAL

a) The Borrower shall procure that each policy effected pursuant to this schedule shall provide:

     i)   Notice of assignment of the policies to IFC;

                                                                         ANNEX A
                                                                     Page 6 of 7

     ii) cut-through clauses/assignment of reinsurance proceeds with respect to insurances governed by Gabonese law;

     iii) that policies are not to be canceled, lapsed, suspended or changed in any material respect without prior written notice (at least 30 days) to IFC and its agreement obtained, or such lesser period as may be specified from time to time in respect of war and kindred perils;

     iv) that the protection which is granted to IFC under the policies is not to be invalidated by any act or failure to act on the part of the Borrower, the Project Partners, the FPSO Operator or its contractors or subcontractors; and

     v) that IFC is not responsible to the insurers or reinsurers for the payment of insurance premiums or any other obligations of the Borrower.

b)   Each policy effected pursuant to this Schedule:

     i) shall be maintained with such reputable insurers and reinsurers as may be approved by IFC;

     ii) shall be in such form and substance as is consistent with the obligations of the Borrower under this Annex, as may be approved by IFC, and

     iii) shall not include any provision for self-insurance, or any self-insurance retention except to the extent of the deductibles as specified in this Annex A.

c) The Borrower shall provide to IFC such information (including without limitation original policy documents and evidence of premium payment) as may be reasonably required.

                                                                         ANNEX A
                                                                     Page 7 of 7

d) If at any time and for any reason any insurance required to be maintained under this Schedule is not in full force and effect then, without prejudice to the rights of IFC, IFC shall be entitled thereupon, or at any time whilst the same is continuing, to procure such insurance at the expense of the Borrower.

e) If IFC reasonably considers that, as a result of a material change in the identified risk exposure, any of the terms, conditions, amounts and deductibles of insurances procured pursuant to this Schedule are inadequate or inappropriate, IFC may require that the Borrower procure such amended and/or additional insurances as may be reasonably required to cover such material change.

                                                                      SCHEDULE 1
                                                                     Page 1 of 2

                 FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

          (See Section 1.01 and Section 5.01(m) of the Loan Agreement)

                             [Borrower's Letterhead]

                                                                          [Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:  Director, Oil, Gas and Chemicals Department

Ladies and Gentlemen:


                     Certificate of Incumbency and Authority


         With reference to the Loan Agreement between us, dated ________, ___ (the "Loan Agreement"), I, the undersigned [Chairman/Director] of VAALCO Gabon (Etame), Inc., (the "Borrower"), duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons [each] [any two] of whom are, and will continue to be, authorized:

         (a) to sign on behalf of the Borrower the requests for the disbursement of funds provided for in Section 3.02 of the Loan Agreement;

         (b)      to sign the certifications provided for in Section 5.02 and
Section 5.03 of the Loan Agreement; and

         (c) to take any other action required or permitted to be taken, done, signed or executed under the Loan Agreement or any other agreement to which IFC and the Borrower may be parties.

                                                                      SCHEDULE 1
                                                                     Page 2 of 2


*Name                           Office                        Specimen Signature
-----                           ------                        ------------------

_________________________       __________________________    __________________

_________________________       __________________________    __________________

_________________________       __________________________    __________________

         You may assume that any such person continues to be so authorized until you receive authorized written notice from the Borrower that they, or any of them, is no longer so authorized.

                                                     Yours truly,

                                                     VAALCO GABON (ETAME), INC.


                                                     By
                                                        ------------------------
                                                           [Chairman/Director]


----------
* Designations may be changed by the Borrower at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors of the Borrower where applicable.

                                                                      SCHEDULE 2
                                                                     Page 1 of 3


                        FORM OF REQUEST FOR DISBURSEMENT

            (See Section 3.02 and Section 5.03 of the Loan Agreement)

                             [Borrower's Letterhead]

                                                                          [Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:  Director, Oil, Gas and Chemicals Department

Ladies and Gentlemen:

                              Investment No. 11090
                     Request for Loan Disbursement No. [ ]*


1. Please refer to the Loan Agreement (the "Loan Agreement") dated ___________, ___, between VAALCO Gabon (Etame), Inc. (the "Borrower") and International Finance Corporation ("IFC"). Terms defined in the Loan Agreement have their defined meanings whenever used in this request.

2. The Borrower irrevocably requests the disbursement on ____________, ____ (or as soon as practicable thereafter) of the amount of ____________ (____________) under the Loan (the "Disbursement") in accordance with the provisions of Section 3.02 of the Loan Agreement. You are requested to pay such amount to the account in [New York] of VAALCO Gabon (Etame), Inc. [Name of correspondent Bank], Account No. ____________ at [Name and Address of Bank] [for further credit to the Borrower's Account No. ________ at [Name and address of Bank] in [London, England].

----------
*    Each to be numbered in series.

3. There is enclosed a signed but undated receipt for the amount of the Disbursement. The Borrower authorizes IFC to date such receipt with the date of actual disbursement by IFC.

                                                                      SCHEDULE 2
                                                                     Page 2 of 3

4. For the purpose of Section 5.02 and Section 5.03 of the Loan Agreement, the Borrower certifies as follows:

         (a) no Event of Default and no Potential Event of Default has occurred and is continuing;

         (b) the proceeds of the Disbursement are at the date of this request needed by the Borrower for the purpose of the Project, or will be needed for that purpose within six (6) months of such date or are needed to reimburse the Borrower for Project costs, excluding Existing Assets, incurred in connection with the Financial Plan;

         (c) since the date of the Loan Agreement nothing has occurred which has or could reasonably be expected to have a Material Adverse Effect;

         (d) since December 31, 2001, the Borrower has not incurred any material loss or liability (except such liabilities as may be incurred by the Borrower in accordance with Section 6.02 of the Loan Agreement);

         (e) the representations and warranties made in Article IV of the Loan Agreement are true on the date of this request and will be true on the date of Disbursement with the same effect as if such representations and warranties had been made on and as of each such date;

         (f) the proceeds of the Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country which is not a member of the World Bank or for goods produced in or services supplied from any such country;

         (g) after giving effect to the Disbursement, the Borrower will not be in violation of:

                  (i)      its Charter;

                  (ii) any provision contained in any document to which the Borrower is a party (including the Loan Agreement) or by which the Borrower is bound; or

                                                                      SCHEDULE 2
                                                                     Page 3 of 3

                  (iii) any law, rule, regulation, Authorization or agreement or other document binding on the Borrower directly or indirectly, limiting or otherwise restricting the Borrower's borrowing power or authority or its ability to borrow; and

         (h) the Borrower's Charter has not been amended since [insert date of latest amendment];

         (i) the Project is in compliance with Agreed Environmental and Social Requirements; and

         (j) as evidenced by the enclosed certification from an Officer of the Sponsor, (A) the Sponsor's Long-term Debt to Equity Ratio does not exceed 70:30, (B) the representations and warranties made by the Sponsor in Section
4.01 of the Guarantee Agreement and in Section 16.01 of the Subordination and Share Retention Agreement, respectively, are true on the date of this request and will be true on the date of Disbursement with the same effect as if such representations and warranties had been made on and as of such date; and (C) the Sponsor has funded and is maintaining a balance in the Sponsor Escrow Account equal to at least the Minimum Escrow Amount in accordance with the Escrow Account Agreement.

         The above certifications are effective as of the date of this Request for Disbursement and shall continue to be effective as of the date of the Disbursement. If any of these certifications is no longer valid as of or prior to the date of the requested Disbursement, the Borrower undertakes to immediately notify IFC.


                                                  Yours truly,

                                                  VAALCO GABON (ETAME), INC.

                                                  By
                                                     ---------------------------
                                                      Authorized Representative

Copy to:  Manager, Financial Operations Unit
          International Finance Corporation

                                                                      SCHEDULE 3
                                                                     Page 1 of 1

                        FORM OF LOAN DISBURSEMENT RECEIPT

                    (See Section 3.02 of the Loan Agreement)

                             [Borrower's Letterhead]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:  Manager, Financial Operations Unit

Ladies and Gentlemen:

                              Investment No. 11090
                      Disbursement Receipt No. [ ]* (Loan)


         We, VAALCO Gabon (Etame), Inc., hereby acknowledge receipt on the date hereof, of the sum of ___________ (___) disbursed to us by International Finance Corporation ("IFC") under the Loan of __________ (___) provided for in the Loan Agreement dated ______, 2002 between our company and International Finance Corporation.

                                                 Yours truly,

                                                 [NAME OF BORROWER]

                                                  By
                                                     ---------------------------
                                                     Authorized Representative**

----------
*    To correspond with number of the Disbursement request. See Schedule 2.
**   As named in the Borrower's Certificate of Incumbency and Authority (see
     Schedule 1).

                                                                      SCHEDULE 4
                                                                     Page 1 of 2

                        FORM OF SERVICE OF PROCESS LETTER
                  [Letterhead of Agent for Service of Process]
                  (See Section 5.01 (n) of the Loan Agreement)

                                                                          [Date]


International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C.  20433
Attention:  Director, Oil, Gas and Chemicals Department

                                            Re:  [Gabon/_________]

Dear Sirs:

         Reference is made to Section ____ of the Loan Agreement dated _______ (the "Loan Agreement") between VAALCO Gabon (Etame), Inc. (the "Borrower") and International Finance Corporation ("IFC"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning specified in the Loan Agreement.

         Pursuant to Section 8.05 (d) of the Loan Agreement, the Borrower has irrevocably designated and appointed the undersigned, _____________ with offices currently located at ________________________ as its authorized agent to receive for and on its behalf service of process in any legal action or proceeding with respect to the Loan Agreement and the other Transaction Documents to which it is a party in the courts of England.

         The undersigned hereby informs you that it has irrevocably accepted that appointment as process agent as set forth in Section 8.05 (d) of the Loan Agreement from _______ until ___________ and agrees with you that the undersigned (i) shall inform IFC promptly in writing of any change of its address in __________, (ii) shall perform its obligations as such process agent in accordance with the relevant provisions of Section 8.05 (e) of the Loan Agreement, and (iii) shall forward promptly to the Borrower any legal process received by the undersigned in its capacity as process agent.

                                                                      SCHEDULE 4
                                                                     Page 2 of 2

         As process agent, the undersigned and its successor or successors agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations as provided under Section 8.05 (e) of the Loan Agreement.

                                            Very truly yours,


                                            [_________]


                                            By
                                               -------------------------
                                               Title:

cc:  VAALCO Gabon (Etame), Inc.

                                                                      SCHEDULE 5
                                                                     Page 1 of 2

                      FORM OF LETTER TO BORROWER'S AUDITORS

                   (See Section 5.01(l) and Section 6.01(e) of
                               the Loan Agreement)

                             [Borrower's Letterhead]

                                                                          [Date]

[NAME OF AUDITORS]
[ADDRESS]

Ladies and Gentlemen:

         We hereby authorize and request you to give to International Finance Corporation of 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America ("IFC"), all such information as IFC may reasonably request with regard to the financial statements of the undersigned company, both audited and unaudited. We have agreed to supply that information and those statements under the terms of an Loan Agreement between the undersigned company and IFC dated ___________, ____ (the "Loan Agreement"). For your information we enclose a copy of the Loan Agreement.

         We authorize and request you to send two copies of the audited accounts of the undersigned company to IFC to enable us to satisfy our obligation to IFC under Section 6.03 (b) (i) of the Loan Agreement. When submitting the same to IFC, please also send, at the same time, a copy of your full report on such accounts in a form reasonably acceptable to IFC.

         Please note that under Section 6.03 (b) (ii) and (iii) and Section 6.03
(c) of the Loan Agreement, we are obliged to provide IFC with:

         (a) a copy of the annual and any other management letter or other communication from you to the undersigned company or its management commenting on, among other things, the adequacy of the undersigned company's financial control procedures and accounting and management information system; and

                                                                      SCHEDULE 5
                                                                     Page 2 of 2

         (b) a report by you certifying that, based upon its audited financial statements, the undersigned company was in compliance with the financial ratios and financial covenants contained in Sections 6.01 and 6.02 of the Loan Agreement as at the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance.

         Please also submit each such communication and report to IFC with the audited accounts.

         For our records, please ensure that you send to us a copy of every letter which you receive from IFC immediately upon receipt and a copy of each reply made by you immediately upon the issue of that reply.

                                                  Yours truly,

                                                  VAALCO GABON (ETAME), INC.


                                                  By
                                                     ---------------------------
                                                       Authorized Representative

Enclosure

cc:      Director
         Oil, Gas and Chemicals Department
         International Finance Corporation
         2121 Pennsylvania Avenue, N.W.
         Washington, D.C. 20433
         United States of America

                                                                      SCHEDULE 6
                                                                     Page 1 of 1

               FORM OF PROGRESS REPORT RE: PROJECT IMPLEMENTATION

               (See Section 6.03 (a) (iii) of the Loan Agreement)


The progress report shall include, but not be limited to:

(1) Description of construction activity for the period covered by the report, including drilling, related field development activities and mobilization of capital equipment.

(2) Updated timeline setting forth construction and operation milestones for the Full Development Plan, expected date of first oil and an explanation of any changes.

(3) Forecast of expenditures for the period covered by the report, and an explanation of any changes from the approved Work Programs and Budget (as such term is defined in the JOA) for such period.

(4)      Expenditures to date and for the period.

(5) Details of any event that is expected to delay implementation or result in a change in project costs.

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                                     - 98 -

                                                                      SCHEDULE 7
                                                                     Page 1 of 1


            INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF OPERATIONS

                (See Section 6.03 (b) (iv) of the Loan Agreement)


(1) Sponsors and Shareholdings. Information on significant changes in share ownership of Borrower, the reasons for such changes, and the identity of major new shareholders and information on a change in the identity of the other Project Partners.

(2) Country Conditions and Government Policy. Report on any material changes in conditions in Gabon, including government policy changes, that directly affect the Borrower (e.g. changes in government economic strategy, taxation, foreign exchange availability, price controls, and other areas of regulations.)

(3) Management and Technology. Information on significant changes in (i) the Borrower's senior management or organizational structure, and (ii) technology used by the Borrower, including technical assistance arrangements.

(4) Corporate Strategy. Description of any changes to the Borrower's corporate or operational strategy, including changes in products, degree of integration, and business emphasis.

(5) Markets. Brief analysis of changes in Borrower's market conditions (both domestic and export), with emphasis on changes in market share and degree of competition.

(6) Operating Performance. Discussion of major factors affecting the year's financial results (sales by value and volume, operating and financial costs, profit margins, capacity utilization, capital expenditure, etc.).